UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
MID PENN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 24, 2023

Dear Shareholders:

You are cordially invited to attend the live webcast of our 2023 Annual Meeting of Shareholders, which will be held in a virtual meeting format on Tuesday, May 9, 2023, at 10:00 a.m. EDT. The meeting will be conducted solely online via live webcast to enhance shareholder access by enabling attendance and participation from any location. There is no physical location for the annual meeting. In order to attend the annual meeting, you must register at www.proxydocs.com/MPB by 12:00 p.m. EDT on May 8, 2023. As part of the attendance process, you will be asked to provide the control number located on your proxy card. Upon completion of your registration, you will receive further instructions via email that will provide you access to the annual meeting.

The Notice of the Annual Meeting and the enclosed proxy statement address the formal business of the meeting. The formal business agenda includes the election of three Class A Directors, a non-binding vote to approve our executive compensation, a proposal to approve a new stock incentive plan, a proposal to approve a new employee stock purchase plan and a proposal to ratify the appointment of our independent registered public accounting firm. At the meeting, management will review the Corporation’s operations during the past year.

You are encouraged to vote your shares online via the Internet, by telephone, or you can mark, sign, date, and return the accompanying proxy as soon as possible in the postage-paid envelope. Whether or not you plan to attend the virtual annual meeting, please vote as soon as possible to ensure that your shares are represented and voted at the annual meeting.

Sincerely, Rory G. Ritrievi Chair, President, and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 9, 2023

To the Shareholders of Mid Penn Bancorp, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Mid Penn Bancorp, Inc. (the “Corporation”) will be held on Tuesday, May 9, 2023, at 10:00 a.m. EDT. The meeting will be held in a virtual meeting format via a live webcast. You will not be able to attend the annual meeting in person; however, you are invited to attend the annual meeting and vote your shares via live webcast.

In order to attend the annual meeting, you must register at www.proxydocs.com/MPB by 12:00 p.m. EDT on May 8, 2023. As part of the attendance process, you will be asked to provide the control number located on your proxy card. Upon completion of your registration, you will receive further instructions via email that will provide you access to the annual meeting.

At the meeting, you will be asked to consider and act upon the following matters:

1.	to elect three Class A Directors, each to serve for a three-year term or until the earlier of their resignation or their respective successors shall have been elected and qualified;

2.	to conduct a non-binding, advisory vote on the compensation paid to the Corporation’s named executive officers;

3.	to approve the Corporation’s 2023 Stock Incentive Plan;

4.	to approve the Corporation’s 2023 Employee Stock Purchase Plan; and

5.

to ratify the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2023; and to transact any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

In accordance with the Corporation’s Bylaws and action of the Board of Directors, only those shareholders of record at the close of business on March 1, 2023, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

We have enclosed a copy of the Corporation’s Annual Report on Form 10-K (“annual report”) for the year ended December 31, 2022. You may obtain an additional copy of the Corporation’s annual report, including the financial statements and any exhibits for the 2022 year, at no cost, by contacting Allison S. Johnson, Chief Financial Officer, 2407 Park Drive, Harrisburg, Pennsylvania 17110, telephone: (866) 642-7736 or by visiting www.proxydocs.com/MPB.

Whether or not you plan to attend the virtual annual meeting, your vote is very important, and we encourage you to vote promptly. To vote your shares, please mark, sign, and date the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope. You may also vote online via the Internet or by telephone prior to the meeting, or by registering for the virtual meeting by 12:00 p.m. EDT on May 8, 2023, attending the virtual meeting on May 9, 2023 at 10:00 a.m. EDT, and then clicking on the “Vote” link. If you execute a proxy but later decide to attend the annual meeting virtually, or for any other reason desire to revoke your proxy, you may do so as described in this proxy statement at any time before your proxy is voted. Submitting a proxy will not prevent you from attending the annual meeting virtually and voting electronically during the meeting if you so desire, but it will help us secure a quorum and reduce the expense of additional proxy solicitation.

By Order of the Board of Directors,

Rory G. Ritrievi

Board Chair

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to Be Held on May 9, 2023. The proxy statement, proxy card and 2022 annual report to shareholders are available at www.proxydocs.com/MPB.

2407 Park Drive, Harrisburg, Pennsylvania 17110

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2023

Nasdaq Global Market Trading Symbol: MPB

This proxy statement is furnished by the Board of Directors of Mid Penn Bancorp, Inc. and

is being first provided to Shareholders on or about March 24, 2023.

2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY

This proxy summary highlights information contained elsewhere in the proxy statement. You should review the complete proxy statement before voting.

2023 Annual Meeting Information

Date & Time	Location	Record Date
Tuesday, May 9, 2023 10:00 a.m. EDT	www.proxydocs.com/MPB	March 1, 2023

Please remember that you must preregister

to attend the annual meeting at the website

listed above.

How to Vote

By Proxy

Shareholders of record may vote their shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you submit a properly executed and dated proxy, but do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.

By Internet

If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

By Telephone If you are a registered shareholder, you may vote by phone by calling (866)883-0222. Have your proxy card in hand when you call and then follow the instructions.

During the Annual Meeting

Shareholders of record may vote at the virtual meeting if they register at www.proxydocs.com/MPB by 12:00 p.m. EDT on May 8, 2023, attend the virtual meeting on May 9, 2023 at 10:00 a.m. EDT, and then click on the “Vote” link. Information regarding how to virtually attend the annual meeting is included on the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you may need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the annual meeting.

2023 PROXY STATEMENT	i

 PROXY STATEMENT SUMMARY

Proposals to be Presented at the 2023 Annual Meeting of Shareholders

We present below a brief description of each of the proposals to be presented for action by the shareholders at the 2023 Annual Meeting. Detailed information regarding each proposal can be found beginning at the page indicated. The Board is not aware of any matters other than those described below that may come before the meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS – PAGE 1

The first item of business to be acted upon by the shareholders is the election of three (3) directors to Class A. The Board proposes the following nominees for election as Class A Directors:
• Robert C. Grubic	• John E. Noone
• Brian A. Hudson, Sr.

The Board unanimously recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL NO. 2:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION – PAGE 21

The second item of business to be acted upon by the shareholders is a vote on the compensation paid to the Corporation’s named executive officers, commonly referred to as “say-on-pay”. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote FOR approval of the compensation of the named executive officers, as described in the Compensation Discussion and Analysis and accompanying tabular and narrative disclosure contained in this Proxy Statement.

PROPOSAL NO. 3:

APPROVAL OF THE MID PENN BANCORP, INC. 2023 STOCK INCENTIVE PLAN – PAGE 37

The third item of business to be acted upon by the shareholders is the approval of the Mid Penn Bancorp, Inc. 2023 Stock Incentive Plan. The Corporation is asking its shareholders to approve the plan in order to provide the Corporation with the means to fund its equity compensation programs over the next several years. If approved by the shareholders, this plan will replace the Corporation’s 2014 Restricted Stock Plan, which is due to expire in May 2024.

The Board unanimously recommends that shareholders vote FOR approval of the Mid Penn Bancorp, Inc. 2023 Stock Incentive Plan.

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 PROXY STATEMENT SUMMARY

PROPOSAL NO. 4:

APPROVAL OF THE MID PENN BANCORP, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN – PAGE 45

The fourth item of business to be acted upon by the shareholders is the approval of the Mid Penn Bancorp, Inc. 2023 Employee Stock Purchase Plan. The Corporation is asking its shareholders to approve the Employee Stock Purchase Plan to encourage and enable employees of the Corporation to acquire an ownership interest in the Corporation through a regular investment program, thereby further aligning the interests of employees with shareholders.

The Board unanimously recommends that shareholders vote FOR approval of the Mid Penn Bancorp, Inc. Employee Stock Purchase Plan.

PROPOSAL NO. 5:

RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023 – PAGE 49

The fifth item of business to be acted upon by the shareholders is the ratification of the selection of the Corporation’s independent auditors for 2023. The Corporation is asking its shareholders to ratify the selection of RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2023. Although this ratification is not required by the Corporation’s Bylaws or otherwise, the Board is submitting the selection to its shareholders for ratification as a matter of good corporate practice.

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for 2023.

2023 PROXY STATEMENT	iii

 PROXY STATEMENT SUMMARY

Mission Statement

To reward all of our shareholders, critically serve and support all of our customers and communities, and cherish all of our employees.

2022 Highlights

Key Financial Accomplishments

Return on average tangible common equity was 14.54% for 2022.	Total loan growth for 2022 was $410 million, or an annual increase of 13%.	Tangible book value grew 7% in 2022.

Return on average assets was 1.22% for 2022.	Noninterest income increased by $2.1 million, or 10% compared to the prior year.	We paid cash dividends during 2022 of $0.80 per common share.

On December 20, 2022, we announced

the acquisition of Brunswick Bancorp, anticipated to be completed in the second quarter of 2023, in a combination cash and stock transaction valued at approximately $53.9 million. This merger will expand our footprint into the attractive central New Jersey market.

We successfully completed the Riverview system conversion in April 2022 and achieved our initial goals of concluding the 2022 fiscal year with an ROAA above 1% and an efficiency ratio below 60%.

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 PROXY STATEMENT SUMMARY

Best Small Bank

Newsweek magazine evaluates more than 4,800 FDIC-insured financial institutions annually on 30+ criteria and named Mid Penn Best Small Bank in Pennsylvania on its America’s Best Banks list for 2023.

Community Support

In 2022, Mid Penn Bancorp, Inc. and its subsidiaries raised and contributed $2.41 million to local community and nonprofit organizations.

945 Community Organizations Supported	$833,000 Donated to Educational Improvement Organizations	$175,000 Donated to Breast Cancer Charities through Mid Penn Celebrity Golf Classic

10,322 Hours Volunteered by Employees Throughout Our Footprint	$248,000 Donated to Prostate Cancer Research through No Shave November	188 Educational & Scholarship Organizations Supported

2023 PROXY STATEMENT	v

 PROXY STATEMENT SUMMARY

ESG Highlights

Mid Penn’s executive leadership team and Board of Directors recognize the importance of an ongoing focus on its environmental, social and governance (“ESG”) oversight framework. An internal committee comprised of members of our senior management team has been established to promote a variety of ESG programs and goals, including sustainability, diversity, inclusion, equality, and transparency. The Board, through its Nominating and Corporate Governance Committee, oversees the Corporation’s various ESG initiatives.

Environmental Responsibility

Mid Penn is devoted to operating in a sustainable manner and has undertaken a number of initiatives designed to reduce our impact on the environment and to promote environmentally-friendly projects and practices. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center functions. In 2022, we:

•	Increased the use of e-records and e-signing technology resulting in a reduction of paper waste and carbon emissions.

•	Encouraged environmentally-friendly workplace practices by adding water filtration systems to all facilities in order to discontinue the use of disposable plastic water bottles.

•	Continued a multi-year process of converting all facilities to energy efficient systems and finishes to minimize carbon footprint.

•	Updated the interior finishes of facilities to include flooring that is UL Environmental Certified or UL Greenguard Certified and furniture that is LEED Certified.

We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, will provide a strategic benefit to the Corporation. Furthermore, Mid Penn recognizes that climate change is a growing risk for our planet, and we are committed to doing our part to mitigate this risk by placing increased focus and emphasis on environmental consciousness.

Social Impact

Our success depends on a highly-skilled, properly-motivated, and valued workforce. To that end, employees are provided with professional development opportunities to gain the skills and knowledge they need to advance the Corporation and fulfill personal career goals. In 2022, we continued to implement Human Capital Management practices to enable leaders to better hire talent and manage teams, including goal setting, performance evaluations, succession planning, and learning and development. Some of the ways that Mid Penn invests in human capital are:

•	Mid Penn University, offering over 60 instructor-led classes on topics such as technical banking skills, compliance, business development, and more.

•	Partnership with HACC, Central Pennsylvania’s Community College, providing cost-free higher education to full-time employees who endeavor to earn a degree while continuing to work.

•	Individualized development planning and career planning.

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 PROXY STATEMENT SUMMARY

•	Mentor and emerging leaders programs.

•	Performance coaching.

•	Student internship program.

In addition, a Culture Committee was formed to identify, discuss, and plan ways to promote Mid Penn’s corporate culture throughout the company. We also offer competitive compensation and benefits packages that reflect the needs of our workforce. We offer medical, dental, and vision benefits, life and disability, parental leave, education reimbursement, and paid time off. We provide competitive retirement benefits, including a 401(k)-match program. In addition to base salary and benefits, Mid Penn employees participate in incentive plans that support our organizational philosophy of allowing employees to share in the Corporation’s performance and success. Since the start of the COVID-19 pandemic in 2020 and throughout 2022, the health and safety of Mid Penn’s employees and their families has been our highest priority. In 2022, we continued the evaluation and evolution of our pandemic plan.

DEI is also central to our success at Mid Penn. Our commitment to diversity and inclusion starts with hiring, retaining, and developing a workforce that is diverse in background, knowledge, skill, and experience. As of December 2022, women represented approximately 68% and self-identified racial and ethnic minorities represented approximately 11% of the Corporation’s workforce. With a view toward increasing the representation of women, underrepresented minorities, and the LGBTQ+ community on the Board, the Nominating and Corporate Governance Committee has identified a goal of achieving, over time, a balanced level of diversity in the composition of the Board and added two members with diverse racial or gender backgrounds in 2021.

Mid Penn has non-discrimination and anti-harassment policies as outlined in our employee handbook and a formal Code of Ethics. To encourage productive conversations within our organization, during 2022, we held internal forums to provide opportunities for all colleagues to participate in discussions on career growth, diversity initiatives, mentoring, and volunteerism. In 2022, a DEI Committee comprised of employees was established to further facilitate DEI dialogue.

Mid Penn measures success not only in financial terms, but also in community impact. We are a community bank committed to investing in the financial health and well-being of our neighbors, and we believe that the success of our communities is a shared responsibility. Therefore, we support various organizations through fundraising efforts, educational sponsorship, and community development partnerships. In 2022, we are proud to have:

•	Participated in the Beyond School Walls program through Big Brothers Big Sisters of the Capital Region, which provides financial education and mentorship to high school students.

•	Bolstered principles of financial literacy through the My Savings Account and Banzai, Inc. programs.

•	Awarded academic scholarships to deserving high school seniors throughout Pennsylvania.

•

Supported Tri-County Housing Development Corporation, which develops affordable housing for low- and moderate-income individuals and families. Mid Penn employees served on the Board of Directors and taught new homebuyer education classes.

•	Served as an executive board member of the Neighborhood Housing Services of Greater Berks, Inc.

Mid Penn is passionate about being a good corporate citizen in the communities where we live and work. Going forward, the Corporation will continue to partner with nonprofit organizations that promote financial literacy, decrease the number of individuals facing economic barriers, and make our communities a reflection of our commitments and values.

Governance and Ethics

We are committed to achieving excellence in our governance practices to establish a strong foundation for the Corporation’s long-term success. We conduct our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our customers, employees, investors, partners, and regulators.

2023 PROXY STATEMENT	vii

 PROXY STATEMENT SUMMARY

Our Code of Ethics ensures that our directors, officers and employees remain in compliance with all applicable rules and regulations. Our Board of Directors, with 13 (out of 15) independent directors, is responsible for oversight of the management of the Corporation and its business for the long-term benefit of our shareholders. Our corporate governance policies and practices include evaluations of the Board and its committees, as well as continuing director education. Our Whistleblower and Complaint Policy further supports our stated goals with our governance structure. In 2022, our Board’s Nominating and Corporate Governance Committee continued to oversee our ESG programs.

Our internal risk management teams oversee compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor and mitigate risk, including information security risk management and cyber defense programs. These teams maintain rigorous testing programs and regularly provide updates to the Board. The Corporation has a robust Information Security program that incorporates multiple layers of physical, logical, and written controls. We leverage the latest encryption configurations and technologies on our systems, devices and third-party connections, and further vet third-party vendors’ encryption, as required, through the organization’s vendor management process.

While we are pleased to share our 2022 ESG progress, we strive to maintain and enhance our ESG standards and efforts in 2023. For more information regarding ESG, please visit the Investors link on the Corporation’s website at www.midpennbank.com.

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 PROXY STATEMENT SUMMARY

Snapshot of Board of Directors

Name	Age	Director Since	Principal Occupation	Independent

Class A Director Nominees up for Election in Proposal 1

Robert C. Grubic	71	2006	Chairman, Herbert, Rowland & Grubic, Inc.	Yes

Brian A. Hudson, Sr.	68	2021	Former Executive Director and Chief Executive Officer, Pennsylvania Housing Finance Agency	Yes

John E. Noone	63	2012	President, Shamrock Investments, LLC	Yes

Continuing Directors

Robert A. Abel	64	2011	Principal and Shareholder, Brown Schultz Sheridan & Fritz	Yes

Kimberly J. Brumbaugh	54	2019	Founder and Managing Partner, Brumbaugh Wealth Management, LLC	Yes

Matthew G. DeSoto	46	2008	President and Chief Executive Officer, MITER Brands	Yes

Maureen M. Gathagan	49	2021	Partner, Bittersweet Management, LLC and Member, Gathagan Investment Company, LP	Yes

Bruce A. Kiefer	63	2023	Manager/Chemist, The Hershey Company	Yes

Theodore W. Mowery	64	2003	Founding Partner, Gunn Mowery, LLC	Yes

Rory G. Ritrievi	59	2009	Chair, President and Chief Executive Officer, Mid Penn Bancorp, Inc.	No

David E. Sparks	79	2018	Founder, Former Chairman and Chief Executive Officer, First Priority Financial Corp.	No

William A. Specht, III	61	2006	President and Chief Executive Officer, Seal Glove Manufacturing, Inc. and Ark Safety	Yes

Retiring Directors

Howard R. Greenawalt	70	2021	Former Owner and Officer, Greenawalt & Company, P.C.	Yes

Gregory M. Kerwin	72	1999	Senior Partner, Kerwin & Kerwin, LLP	Yes

Noble C. Quandel, Jr.	75	2015	Executive Chair, Quandel Enterprises, LLC	Yes

2023 PROXY STATEMENT	ix

 PROXY STATEMENT SUMMARY

Board Expertise	Board Diversity
	Director Age Director Tenure	Director Diversity

x

PROPOSAL NO. 1: ELECTION OF DIRECTORS

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Qualifications and Nomination of Directors

The Corporation’s Bylaws authorize the number of directors to be not less than five (5) nor more than twenty-five (25). The Bylaws also provide for three classes of directors with staggered three-year terms of office. Terms of the members of each Class expire at successive annual meetings. Currently, Class A consists of five directors; Class B consists of five directors; and Class C consists of five directors. At the 2023 Annual Meeting, Messrs. Greenawalt and Quandel will retire as Class A directors and Mr. Kerwin will retire as a Class B director.

The Board nominated the three persons named below to serve as directors until the 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal from office. The Board Chair individually met with and interviewed each candidate for re-nomination to assess if the candidate desired to serve an additional term and to determine the best manner in which each director could serve most effectively in the next three years. The nominees are presently members of the Board and have consented to serve another term as a director if re-elected. If the nominees should be unavailable to serve for any reason, a majority of the Board then in office may select someone to fill the vacancy until the expiration of the term of the Class of directors to which he or she is appointed.

The proxy holders intend to vote proxies for the election of each of the three nominees named below, unless you indicate that your vote should be withheld from any or all of them. Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

The Board proposes the following nominees for election as Class A Directors at the annual meeting:
• Robert C. Grubic	• John E. Noone
• Brian A. Hudson, Sr.

The Board unanimously recommends a vote FOR the election of each of the nominees listed above as Class A Directors of Mid Penn Bancorp, Inc.

2023 PROXY STATEMENT	1

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following individuals currently are serving three-year terms on the Corporation’s Board and will serve until their successors are duly elected and take office. Information, as of the date of this proxy statement, concerning the three nominees to the Board and the nine continuing directors appears below. The ages of our directors are as of May 9, 2023 and all other information (other than share ownership) is as of the date of this proxy statement. There are no family relationships among the directors or between the directors and any executive officer.

Class A Directors and Class A Director Nominees (to serve until 2026)

Age: 71 Director Since: 2006 Independent Board Committees • Audit • Directors Loan • Real Estate	Robert C. Grubic

Biographical Information

In 1989, Mr. Grubic became President and CEO of Herbert, Rowland & Grubic, Inc., a consulting engineering firm based in Harrisburg, PA, and currently serves as Chairman. Having retired from the company effective January 1, 2023, he continues to serve in a consulting capacity in addition to his duties as Chairman. Mr. Grubic has a Bachelor of Science degree in civil engineering from Villanova University and a Master of Business Administration degree from The Pennsylvania State University. He has served on numerous civic and community boards in the greater Harrisburg area. Due to his many years of experience in managing a successful engineering firm, the Board feels that Mr. Grubic’s vast knowledge of business operations is invaluable and qualifies him to serve on the Board. Mr. Grubic served as Chair of the Board of the Corporation and the Bank from 2012 until July 2021, after previously serving as Vice Chair.

Age: 68 Director Since: 2021 Independent Board Committees • Audit (Vice Chair) • IT/Compliance • Nominating and Corporate Governance	Brian A. Hudson, Sr.

Biographical Information

Prior to his retirement, Mr. Hudson served for almost 20 years as the Executive Director and CEO of the Pennsylvania Housing Finance Agency (PHFA), an agency whose mission is to address affordable housing finance through specialized financing programs at the federal, state, and local levels. He is a Certified Public Accountant, a Chartered Global Management Accountant, and a Certified Treasury Professional. Mr. Hudson earned a Bachelor of Science degree in business administration from The Pennsylvania State University. Currently he serves, with the designation of SEC Financial Expert, as a Director and Audit Committee Chair of Erie Indemnity Company, a Nasdaq-listed company, and as a Director for the Community Development Trust and the Penn State Health Milton S. Hershey Medical Center. Mr. Hudson is past President and former board member of the National Council of State Housing Agencies, is past Chair of the Commonwealth Cornerstone Group, and previously served on the board of the National Housing Trust. He has also served on the Federal Reserve Board of Consumer Advisory Council and is former Director and Audit Committee Chair of the Federal Home Loan Bank of Pittsburgh. The Board has determined that Mr. Hudson’s extensive background in accounting and finance and industry knowledge, as well as his current and past service on a number of boards qualify him to serve on the Board.

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INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 63 Director Since: 2012 Independent Board Committees • Audit (Chair) • Directors Loan • Executive	John E. Noone

Biographical Information

Mr. Noone began his career in accounting and became a Certified Public Accountant before entering banking and corporate finance. As a banker, Mr. Noone managed a commercial banking division of Pennsylvania National Bank as Vice President and Regional Commercial Banking Manager in Harrisburg, PA. He became an entrepreneur with the acquisition of McCann School of Business in 1993, and the founding of Higher Education Solutions, LLC in 2003. In 2007, Mr. Noone formed Shamrock Investments, LLC, a Central Pennsylvania firm that invests in commercial real estate and private business equity, where he currently serves as President. Mr. Noone earned a Bachelor of Science degree in business with a concentration in accounting from Marywood University. He also completed the Central Pennsylvania School of Commercial Banking at Bucknell University and the Advanced Commercial Lending School at the University of Virginia. Mr. Noone has served on the board of directors of the Pennsylvania Economic Development Financing Authority, Pennsylvania Chamber of Business and Industry, and various other civic and community organizations. Due to his extensive business experience and his accounting and banking background, the Board has determined that Mr. Noone adds value to the Corporation and is qualified to serve as the Lead Independent Director.

Class B Directors (to serve until 2024)

Age: 54 Director Since: 2019 Independent Board Committees • Compensation (Vice Chair) • Nominating and Corporate Governance	Kimberly J. Brumbaugh

Biographical Information

Ms. Brumbaugh is the Managing Partner and Founder of Brumbaugh Wealth Management, LLC. She founded the company in 2004 after having worked in the industry for a Philadelphia firm from 1998-2003. She began her career in the automotive industry where she managed a department of 30 employees while attending Widener University at night for business administration. She continued her education at The American College of Financial Services in Bryn Mawr, PA, where she earned her securities licenses and certifications in financial services. Ms. Brumbaugh’s firm manages $500 million in client assets. She received the Executive of the Year award from the Chester County Chamber of Business & Industry in 2022 and was recognized as a Top Wealth Manager in the Wall Street Journal in 2019 and Fortune Magazine in 2020 and 2022. She has served on community boards for 25 years, currently as a Trustee for Penn Medicine Chester County Hospital Foundation Board and Chair of their Finance and Investment Committee. In addition, she supports her industry as a member of the Financial Planning Association, the National Association of Insurance and Financial Advisors (NAIFA), and Cetera Advisor Networks’ Representative Advisory Council. The Board has determined that Ms. Brumbaugh’s extensive knowledge of business operations, development of employees, financial management, leadership, and community development qualify her to serve on the Board.

2023 PROXY STATEMENT	3

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 49 Director Since: 2021 Independent Board Committees • Compensation • IT/Compliance	Maureen M. Gathagan

Biographical Information

Ms. Gathagan is a founding partner of Bittersweet Management, LLC and a member of Gathagan Investment Co., LP. She has more than 20 years of diverse management experience in various industries including retail pharmacy, retail grocery, and franchised fast-food restaurants. She earned a Bachelor of Arts degree in applied psychology from Indiana University of Pennsylvania and a Master of Science degree in industrial and organizational psychology from the University of Baltimore. Ms. Gathagan is an active member of the Clearfield community by serving on the Clearfield Educational Foundation and Clearfield County Charitable Foundation boards. The Board has determined that Ms. Gathagan’s active involvement and participation in numerous local nonprofit and charitable organizations qualify her to serve on the Board.

Age: 59 Director Since: 2009 Board Committees • Directors Loan • Executive (Chair) • IT/Compliance • Real Estate	Rory G. Ritrievi

Biographical Information

On February 25, 2009, Rory G. Ritrievi joined the Corporation and the Bank as President and Chief Executive Officer. Mr. Ritrievi has worked in the financial services industry for more than 36 years. He previously served as Senior Executive Vice President/Market President and Chief Lending Officer of Commerce Bank/Harrisburg, where he managed all aspects of the customer experience including the retail network, lending, marketing and public relations. As Chief Lending Officer, Mr. Ritrievi was responsible for loan production, credit quality and credit administration. Mr. Ritrievi holds a Juris Doctor from Widener University School of Law and a Bachelor of Arts degree in economics from the University of Pittsburgh. He is a licensed, but nonpracticing, attorney in the state of Pennsylvania. He is currently serving on the Advisory Board for Widener Law Commonwealth’s Business Advising Certificate Program and on the Board of Directors of the Harrisburg Area YMCA. He previously served on the Federal Reserve Bank of Philadelphia’s Community Depository Institution Advisory Council and on the Board of Directors of the Pennsylvania Association of Community Bankers. Because of his banking experience, his educational background, and leadership skills, the Board concluded that Mr. Ritrievi is the right person to lead the Corporation and the Bank and that these attributes qualify him to serve as President and Chief Executive Officer and Board member of the Corporation and the Bank.

Age: 79 Director Since: 2018 Board Committees • Executive • IT/Compliance • Real Estate	David E. Sparks

Biographical Information

Mr. Sparks was the Founder, Chairman, and CEO of Millennium Bank in Malvern, PA, which was sold in 2004. He then founded First Priority Bank in 2005 and served as Chairman and CEO of the bank as well as First Priority Financial Corp. Mr. Sparks became a director of the Corporation on August 1, 2018, pursuant to the merger between the Corporation and First Priority Financial Corp. He has over 40 years of bank management experience with an emphasis on finance and capital markets, mergers and acquisitions, and strategic planning. Mr. Sparks is a graduate of Furman University in Greenville, SC, and attended Harvard University’s Advanced Management Program. He currently serves as Executive Vice Chairman and Director of Cumberland Advisors Inc., a registered investment advisor headquartered in Sarasota, FL. The Board has determined that Mr. Sparks’ extensive banking experience qualifies him to serve on the Board.

4

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Class C Directors (to serve until 2025)

Age: 64 Director Since: 2011 Independent Board Committees • Audit • Nominating and Corporate Governance (Chair)	Robert A. Abel

Biographical Information

Mr. Abel is a Certified Public Accountant and Certified Specialist in Estate Planning, and is a Principal, shareholder, and past member of the executive committee of Brown Schultz Sheridan & Fritz in Camp Hill, PA. This regional CPA firm provides tax, audit, and consulting services. Mr. Abel has written many articles and participated in seminars on the topics of estate planning, wealth transfer, and financial planning. He received a Bachelor of Science degree from Shippensburg University. Mr. Abel is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants, and the National Association of Estate Planners & Councils. He served as past Chairman of the Harrisburg YMCA. Mr. Abel has attended several bank director training seminars sponsored by Bank Director. The Board has determined that Mr. Abel’s vast knowledge in the accounting industry qualifies him to serve on the Board.

Age: 46 Director Since: 2008 Independent Board Committees • Compensation • Directors Loan • Nominating and Corporate Governance (Vice Chair)	Matthew G. DeSoto

Biographical Information

Mr. DeSoto is the President and CEO of MITER Brands, based in Gratz, PA. MITER Brands is a leading fabricator of window and patio door products designed for residential and light commercial projects throughout the United States. Mr. DeSoto attended The Pennsylvania State University pursuing a Bachelor of Science degree in marketing. He serves on the Board of the MITER Brands Charitable Foundation, and is an active member of the Young Presidents Organization. The Board has determined that Mr. DeSoto’s knowledge of all aspects of business operations is an asset to the Corporation and well qualifies him to serve on the Board.

2023 PROXY STATEMENT	5

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Age: 63 Director Since: 2023 Independent Board Committees • IT/Compliance • Nominating and Corporate Governance	Bruce A. Kiefer

Biographical Information

Mr. Kiefer has worked as a chemist in the Research & Development and Quality & Regulatory departments of The Hershey Company since 1984. During his career, he has held various scientific and management roles within the company. Along with his management responsibilities, he oversees the Laboratory Information Management System database and serves as the company’s Chemical Hygiene Officer. He is also a managing partner of Lawrence Keister & Co. Mr. Kiefer earned a Bachelor of Science degree in chemistry from Dickinson College and a Master of Science degree in food science from The Pennsylvania State University. He was a founding member of Pedal for Goodness (formerly the Tour de Chocolate Town) charitable bicycle ride to benefit Children’s Miracle Network. Mr. Kiefer has served as the treasurer of the Keystone Section of the Institute of Food Technologists for more than 25 years and is a member of the Scholarship Committee. Additionally, he has served as the treasurer of the Food Industry Group Food Science Alumni Association for more than 20 years. The Board has determined that Mr. Kiefer’s business management experience and community involvement qualify him to serve on the Board.

Age: 64 Director Since: 2003 Independent Board Committees • Compensation (Chair) • Directors Loan	Theodore W. Mowery

Biographical Information

Mr. Mowery is a founding partner of Gunn Mowery, LLC, which employs over 60 people and manages insurance and employee benefit programs for over 10,000 clients. He is also a founding partner of Mowery Insurance, Inc. Mr. Mowery is a licensed agent in life, health, property, and casualty insurance and holds Securities Series 6 and 63 licenses. He is also a member of the National Association of Insurance and Financial Advisors and the Estate Planning Council of Central Pennsylvania. Mr. Mowery received a Bachelor of Arts degree from Gettysburg College. He has served on numerous civic and community boards in the greater Harrisburg area. Due to his vast knowledge of the insurance services industry and his experience in managing all aspects of his company, the Board has determined that Mr. Mowery adds substantial value to the Corporation as is well qualified to serve as a member of the Board.

Age: 61 Director Since: 2006 Independent Board Committees • Audit • Directors Loan (Chair) • Real Estate	William A. Specht, III

Biographical Information

Mr. Specht is President and CEO of Seal Glove Manufacturing, Inc. and Ark Safety, and serves on the Board of Directors. In 2012, he was appointed Vice Chair of the Board of the Corporation and the Bank and served in this role until July 2021. Mr. Specht served on the Dauphin County Planning Commission for nine years, serving as Chair for two years and Vice Chair for two years. Mr. Specht also served on the Board of MANTEC, a nonprofit organization and was a member of the Consumer Advisory Board of Capital Blue Cross. Mr. Specht is an active member of the Millersburg community and has served and continues to serve in various capacities with various organizations. The Board has determined that Mr. Specht’s business knowledge and management experience add value to the Corporation and qualify him well to serve on the Board.

6

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Compensation of the Board

The Corporation periodically obtains or conducts a survey of director fees, committee fees and other director compensation of banks that are similar in asset size and in similar markets to the Corporation and the Bank. The Compensation Committee reviews these surveys and recommends to the full Board any changes to the compensation of Board members for the upcoming year. The Board has final approval of the compensation of its directors. Directors, with the exception of the Lead Independent Director, received an annual Board fee of $53,750 for the year 2022. Mr. Noone received $84,875 for serving as Lead Independent Director and Committee Chair. Committee Chairs received an additional $6,125 in annual compensation. Committee Vice Chairs received an additional $1,042 in annual compensation. Board members who also serve on the Bank’s Regional Business Development Advisory Boards receive an additional fee for each meeting attended. In 2022, Ms. Brumbaugh attended one meeting of the Mid Penn Bank Southeast Region Business Development Advisory Board, receiving total fees of $750 for such additional service. Additionally, in 2022, Mr. Quandel attended three meetings of the Mid Penn Bank Northern Region Business Development Advisory Board, receiving total fees of $2,250 for such additional service. No other directors received such additional meeting fees. Mr. Ritrievi does not receive a fee for serving on the Board.

On April 1, 2022, each non-employee Director who was serving on the Board at that time was awarded a restricted stock grant of $30,013, equating to 1,133 shares of the Corporation’s common stock, with a fair market value of $26.49 per share, as part of his or her compensation. These common stock awards were granted with a one-year vesting restriction.

The Corporation and Bank maintain a deferred fee plan for directors, which enables a director to annually elect to defer payment of his or her fees until he or she terminates service on the Board. For 2022, the maximum amount each director could defer was 100% of his or her annual director’s fee. Participating directors may elect to receive either a lump sum or equal monthly installments in an amount equal to his or her deferral account (plus interest) upon retirement, early termination, disability, change in control or a hardship. If a director dies before distribution of his or her deferral account commences, the director’s designated beneficiary is entitled to receive the amounts in his or her deferral account or the projected account balance at the time the Corporation adopted the deferred fee plan (limited by the amount of net coverage purchased by the Bank), whichever is greater. For 2022, current members of the Corporation’s Board participated in this plan as follows: Mr. Abel deferred $40,000; Mr. Mowery deferred $59,875; Mr. Noone deferred $84,875; and Mr. Grubic deferred $43,000.

In May 1995, the Bank adopted the Mid Penn Bank Director Retirement Plan, which we refer to as the “Director Retirement Plan.” Under the Director Retirement Plan, Bank directors who terminate their service on the Board other than for cause with at least five years of service are eligible to receive a retirement benefit. The five-year service requirement is waived if a director’s service is terminated for disability or within 90 days of a change in control. The annual benefit is determined by multiplying the “base retirement amount” for the director’s position ($697.86 for the Chair, $348.93 for all other directors, which reflect the inflationary adjusted rates for 2022) by the number of full years the member served. The plan contains an annual inflationary adjustment provision. Benefits are paid in cash on a quarterly basis and continue for 60 quarterly payments or until the director’s death, if earlier.

As detailed in the “Director Compensation Table,” in 2022, the current non-employee members of the Corporation’s Board were paid $1,281,374, in the aggregate, for their service as directors, which includes (i) all Board fees and fees paid to Ms. Brumbaugh and Mr. Quandel for attendance at Mid Penn Bank Business Development Advisory Board meetings, (ii) the value of restricted stock awards, and (iii) change in pension value and nonqualified deferred compensation earnings.

2023 PROXY STATEMENT	7

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table summarizes the total compensation that non-employee directors earned for service as directors of the Corporation for the year ended December 31, 2022.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)

Robert A. Abel	59,875		30,013		4,381	94,269

Kimberly J. Brumbaugh	55,542	(3)	30,013		3,800	89,355

Matthew G. DeSoto	54,792		30,013		3,424	88,229

Maureen M. Gathagan	53,750		30,013		3,593	87,356

Howard R. Greenawalt	53,750		30,013		-	83,763

Robert C. Grubic	53,750		30,013		4,732	88,495

Brian A. Hudson, Sr.	54,792		30,013		-	84,805

Gregory M. Kerwin	53,750		30,013		4,732	88,495

Donald F. Kiefer	53,750		30,013	(4)	4,622	58,372

Theodore W. Mowery	59,875		30,013		4,390	94,278

John E. Noone	84,875		30,013		4,342	119,230

Noble C. Quandel, Jr.	62,125	(5)	30,013		4,732	96,870

David E. Sparks	53,750		30,013		-	83,763

William A. Specht, III	59,875		30,013		4,193	94,081

(1)	Amounts reflect the 1,133 shares of restricted stock granted on April 1, 2022 based on the fair value of the common stock on the grant date ($26.49 per share).

(2)	Amounts reflect the present value of the amount accrued to the directors in 2022 for the Mid Penn Bank Director Retirement Plan.

(3)	Includes $750 in fees paid to Ms. Brumbaugh for attending the Bank’s Southeast Region Business Development Advisory Board meeting.

(4)	Mr. Kiefer resigned from the Board effective January 13, 2023 and therefore the 1,133 shares of restricted stock granted on April 1, 2022 did not vest.

(5)	Includes $2,250 in fees paid to Mr. Quandel for attending the Bank’s Northern Region Business Development Advisory Board meetings.

8

GOVERNANCE OF THE CORPORATION

Overview

The Board believes that the purpose of corporate governance is to ensure that the Corporation employs a system of operating practices and procedures designed to maximize shareholder value in a manner consistent with legal and regulatory requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board believes promote these objectives, are sound and represent best practices. These governance practices, Pennsylvania law (the state of incorporation), the rules and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”) regulations, as well as best practices suggested by recognized governance authorities, are continually reviewed for consistency and applicability.

The Corporation seeks director candidates who uphold the highest standards of professionalism, are committed to the Corporation’s values and are strong independent stewards of the long-term interests of shareholders, employees, customers and the communities in which we work. The Board, through the Nominating and Corporate Governance Committee, considers Board composition on an ongoing basis, with a focus on recruiting directors who exhibit the qualities required to effectively oversee the Corporation, including its present and future strategies. The Board primarily seeks directors with experience in fields relevant to the Corporation’s businesses and operations and who are willing to effectively challenge and provide independent oversight of management. The Board seeks candidates who collectively reflect a meaningful level of diversity in four specific areas: expertise and experience; tenure and age; gender, race, ethnicity; and geography.

All of our directors must be qualified in terms of education, professional experience and applicable skills or core competencies. Each director must exhibit integrity, self-assurance, sound judgment, financial literacy, a history of achievement, a collaborative approach to decision making, inquisitiveness, enthusiasm and, of extreme importance, an independent mindset.

The Board believes that it is important that a director’s and shareholders’ interests are financially aligned. In order to promote such alignment of interests, it is the Corporation’s policy that a newly elected director own at least 500 shares of Corporation common stock upon his or her election, and accumulate a total of at least 2,500 shares by the end of his or her second year on the Board.

The Board also believes that director refreshment is an important component of good corporate governance and seeks to ensure periodic refreshment through a combination of a mandatory retirement age and term limits. By limiting the age and tenure of directors, the Board ensures that the Corporation will benefit from a balanced mix of long-term institutional knowledge, fresh ideas, and independence from management, while promoting director engagement and mitigating against complacency. To that end, the Board has adopted a policy that, with certain limited exceptions for directors in office prior to January 1, 2020, generally requires a director to retire at age 70 and limits director tenure to a maximum of 15 years, in the aggregate. For more information regarding the director retirement and tenure policy, please refer to the Nominating and Corporate Governance Committee Policy and Charter available on the Corporation’s website.

Director Independence

The Corporation’s current Board is comprised of fifteen individuals. The Board has determined that all but one of the Corporation’s non-executive Board members are independent under Nasdaq’s corporate governance listing standards, resulting in 86% of the Board being deemed independent of management. In accordance with Nasdaq listing standards, only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance Committees.

To be considered independent, a director must have no disqualifying relationships as defined by the Nasdaq listing rules, and the Board must have affirmatively determined that the director has no other relationship with the Corporation, either directly or indirectly, that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

2023 PROXY STATEMENT	9

GOVERNANCE OF THE CORPORATION

In determining the directors’ independence, the Board considered both loan and non-loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to nonprofit organizations with whom they are associated.

Applying the foregoing, the Board has determined that the following directors are independent: Robert A. Abel, Kimberly J. Brumbaugh, Matthew G. DeSoto, Maureen M. Gathagan, Howard R. Greenawalt, Robert C. Grubic, Brian A. Hudson, Sr., Gregory M. Kerwin, Bruce A. Kiefer, Theodore W. Mowery, John E. Noone, Noble C. Quandel, Jr., and William A. Specht, III. Rory G. Ritrievi, current Chair, President, and Chief Executive Officer of the Corporation, and David E. Sparks, who received consulting fees from the Corporation in 2021, are not considered independent.

For more information regarding types of transactions, relationships or arrangements considered by the Board in reaching its determination that the directors are independent, please refer to “Related Person Transactions.”

Board Leadership Structure

The Board is led by a Chair selected by the Board. Prior to 2021, the Nominating and Corporate Governance Committee Policy and Charter (the “N&CGC Policy”) required that the role of Chair be filled by a non-executive director. Following a review of the practices of similarly situated, exchange-listed bank holding companies, the Board determined it to be advisable to update the N&CGC Policy to grant the Board the discretion to combine or separate the positions of Chair and Chief Executive Officer depending on the needs and circumstances of the Corporation as they exist from time to time.

Rory G. Ritrievi, President and Chief Executive Officer, currently serves as Board Chair. The Board believes that Mr. Ritrievi’s leadership role in developing the strategic vision of the Corporation, extensive knowledge of all aspects of the Corporation’s business, risks, shareholder base, employees and customers, and his intimate involvement in the Corporation’s day-to-day activities uniquely qualify him to serve as Board Chair during this important stage of the Corporation’s development, while the presence of an overwhelming majority of independent directors on the Board, coupled with a strong Lead Independent Director in Mr. Noone, enables the Board to continue to effectively provide guidance to, and oversight and accountability of, management.

The N&CGC Policy empowers the Chair to call meetings of the Board, preside over meetings of the Board and shareholders, and oversee the information provided to the Board in advance of meetings.

In the event that the Chair is an executive of the Corporation or otherwise not independent under Nasdaq listing rules, the N&CGC Policy requires that the Board elect a Lead Independent Director, who shall be independent as determined in accordance with Nasdaq listing rules and shall:

•	preside over meetings in the absence of the Chair;

•	preside over meetings of the independent directors and facilitate communications between the independent directors and the Chair;

•	have the authority to call meetings or executive sessions of the independent directors;

•	serve as the liaison between the independent directors and the Chair;

•	be available for consultation and direct communication with major shareholders, as appropriate;

•	provide input to the Chair regarding agenda items and information requested by directors; and

•	discharge such other responsibilities as the Board may assign from time to time.

John E. Noone currently serves as Lead Independent Director. Nasdaq listing rules require that our independent directors meet in executive session at least once annually. This meeting was held in October 2022.

10

GOVERNANCE OF THE CORPORATION

Risk Oversight by Board

The Board is responsible for defining the strategic vision of the Corporation, establishing acceptable risk tolerances within which management is required to operate in order to attain identified strategic objectives, and overseeing and holding management accountable for execution of the overall strategic plan, all with a view toward maximizing shareholder value. Much of this oversight function is administered through the use of committees, which are focused on particular aspects of the Corporation and Bank’s operations and functions, and the risk inherent in those operations and functions. The Board seeks to constitute its committees with Board members who possess certain expertise or skill sets complementary to that committee’s oversight function. For example, the Audit Committee, which is charged with overseeing the financial risk associated with the Corporation’s operations, is comprised of four Board members who qualify as a “financial expert” under the Sarbanes-Oxley Act.

In addition to the general oversight of Corporation business and operations, and recognizing the unique risks that cyber threats pose to today’s financial institutions, the Board also reviews a comprehensive quarterly Enterprise Risk Management Report, prepared by the Bank’s Chief Risk Officer, which includes metrics and trends on major risk areas, including cybersecurity, asset quality, interest rate risk, operations, capital adequacy, and liquidity. Additionally, the IT/Compliance Committee provides further support to the Board in its role of overseeing cybersecurity risks affecting the Corporation by focusing particularly on new and emerging threats and the Corporation’s defenses and responses to those threats.

The Board also recognizes the unique risks that may be posed by virtue of an organization’s compensation practices. In establishing the compensation of the Corporation’s executive officers, specifically, and overseeing the compensation programs of all employees, generally, the Compensation Committee is required to consider the risks associated with the Corporation’s compensation practices, to ensure that such practices do not encourage the taking of unnecessary risks.

Further, in addition to receiving regular reports from Board committees, the Board Chair and the Corporation’s officers keep the full Board informed of the Corporation’s business through regular meetings and by providing regular reports and other materials to Board members. For more information about the Board’s committees, see “Committees and Meetings of the Corporation’s Board” below.

Code of Ethics

The Corporation has adopted a Code of Ethics that applies to directors, officers and employees of the Corporation and the Bank. The Corporation last amended the Code of Ethics on January 26, 2022. A copy is posted under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website, www.midpennbank.com. The Corporation’s Code of Ethics may be viewed on the Mid Penn website at www.midpennbank.com or requested from the Corporate Secretary by telephone at (866) 642-7736.

Restrictions on Hedging

Our Code of Ethics includes anti-hedging provisions that prohibit all employees and directors from day trading or short selling Corporation securities and from engaging in transactions in any derivative of Corporation securities (other than securities issued under a Corporation compensation plan), including buying and writing options.

Shareholder Communications

Any shareholder who wishes to communicate with the Board may send correspondence to Rory G. Ritrievi, Chair, President, and Chief Executive Officer, Mid Penn Bancorp, Inc., at 2407 Park Drive, Harrisburg, Pennsylvania 17110, with a copy to Elizabeth O. Martin, Corporate Secretary, at the same address. Written communications received from shareholders are shared with the full Board or appropriate committee as warranted. The Board has a complaint procedure for communicating accounting, internal accounting controls and auditing matters. Complaints generated are directed to a separate mailing address, which is under the control of the Chair of the Audit Committee. Please refer to Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com for complete details.

2023 PROXY STATEMENT	11

GOVERNANCE OF THE CORPORATION

A shareholder who intends to nominate an individual for election to the Board (other than a candidate proposed by the Board) must notify the Secretary of the Corporation in compliance with the requirements of Article 10, Section 10.1 of the Corporation’s Bylaws. Any shareholder who intends to nominate a candidate for election to the Board must notify the Secretary of the Corporation in writing not less than the earlier of (1) 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders (which would be November 23, 2023 for the 2024 annual meeting), or (2) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the SEC (which is also November 23, 2023 for the 2024 annual meeting).

In addition to satisfying the foregoing requirements under the Corporation’s Bylaws, to comply with the SEC’s new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than 60 days prior to the anniversary of the previous year’s annual meeting date (which would be March 11, 2024 for the 2024 annual meeting).

Annual Meeting Attendance

All directors attended the 2022 Annual Meeting of Shareholders. While the Corporation does not have a formal policy regarding attendance, all directors are strongly encouraged to attend the Annual Meeting of Shareholders.

Committees and Meetings of the Corporation’s Board

During the year ended December 31, 2022, the Corporation’s Board of Directors held nine meetings. In addition, the Corporation’s independent Board members held one independent Board meeting during 2022.

12

GOVERNANCE OF THE CORPORATION

During 2022, the Board maintained seven standing committees, four of which serve only the Corporation: Nominating and Corporate Governance, Executive, Audit, and Compensation; and three of which jointly serve the Corporation and the Bank: Real Estate, IT/Compliance, and Directors Loan. Only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance Committees. Current committee membership is displayed in the following table.

Committee Membership Table

	Nominating and Corporate Governance (Corporation only)	Executive (Corporation only)	Audit (Corporation only)	Compensation (Corporation only)	Real Estate (Joint)	IT/ Compliance (Joint)	Directors Loan (Joint)

Robert A. Abel	CC		●/FE

Kimberly J. Brumbaugh	●			VC

Matthew G. DeSoto	VC			●			●

Maureen M. Gathagan				●		●

Howard R. Greenawalt (1)			●/FE				●

Robert C. Grubic			●		●		●

Brian A. Hudson, Sr.	●		VC/FE			●

Gregory M. Kerwin (1)		●		●		●

Bruce A. Kiefer	●					●

Theodore W. Mowery				CC			●

John E. Noone		●	CC/FE				●

Noble C. Quandel, Jr. (1)		●		●	CC

Rory G. Ritrievi		CC			●	●	●

David E. Sparks		●			●	●

William A. Specht, III			●		●		CC

Meetings Held in 2022	4	0	4	6	4	4	3

CC	Committee Chair
VC	Committee Vice Chair
●	Member
FE	Financial Expert per Section 407 of the Sarbanes-Oxley Act
(1)	Retiring from the Board at the 2023 Annual Meeting

Each of the directors attended at least 76% of the total number of Board meetings and committee meetings for the Corporation during their tenure on the Board in 2022. The independent directors met in executive session one time in 2022.

2023 PROXY STATEMENT	13

GOVERNANCE OF THE CORPORATION

The function of each of the Corporation’s committees is described below.

Nominating and Corporate Governance Committee

Among other responsibilities, this committee identifies, evaluates and recommends to the Board candidates for election or appointment as directors; monitors and makes recommendations to the Board on matters of policies and practices relating to corporate governance; and makes recommendations to the Board with respect to amendments to the Corporation’s organizational documents. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined by Nasdaq listing standards). Robert A. Abel serves as Chair and Matthew G. DeSoto serves as Vice Chair of this committee.

The Nominating and Corporate Governance Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com.

When developing a list of potential nominees, the Nominating and Corporate Governance Committee may take into consideration names provided by shareholders, directors or executive management. Information is gathered concerning the potential Board member’s location of business and residence, shares owned, and profession or business. Information about the individual’s core competencies and personal characteristics, including integrity, expertise and enthusiasm, is also gathered to determine if the candidate meets the criteria listed in the N&CGC Policy. The Nominating and Corporate Governance Committee screens this information to narrow its search of final candidates to be interviewed. Upon completion of the interviews, the Committee makes a final recommendation to the full Board. All potential candidates are screened by the same process regardless of whether they are recommended by a director, a member of executive management, or a shareholder.

With a goal of making progress toward inclusive representation of women, underrepresented minorities and the LGBTQ+ community on the Board, the Nominating and Corporate Governance Committee has identified a goal of achieving, over time, a balanced level of diversity in the composition of the Board. While this goal continues to be a primary focus of the Committee, we are pleased to report that the Board has made significant progress over the last four years with the additions of Ms. Brumbaugh in 2019 and Mr. Hudson and Ms. Gathagan in 2021.

14

GOVERNANCE OF THE CORPORATION

The following matrix illustrates the core competencies determined by the Board to be exhibited by each director and nominee, as well as certain other qualifications and personal characteristics.

Board Composition Matrix

Core Competencies

Executive/Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial/Accounting/ Banking	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Legal/Regulatory		✓					✓	✓		✓	✓		✓	✓	✓

Development, Succession, Benefits, Compensation	✓	✓	✓	✓		✓	✓	✓		✓	✓	✓	✓	✓	✓

Information Technology	✓	✓	✓	✓			✓		✓				✓		✓

Self-Identified Personal Information

Age	64	54	46	49	70	71	68	72	63	64	63	75	59	79	61

Gender (1)	M	F	M	F	M	M	M	M	M	M	M	M	M	M	M

Race (2)	C	C	C	C	C	C	B	C	C	C	C	C	C	C	C

Years Served on MPB Board	12	4	15	1	1	17	2	24	<1	20	11	8	14	5	17

Share Ownership	23,617	5,905	50,956	4,353	12,786	58,529	2,879	39,796	1,038,172	39,308	52,046	148,610	39,439	113,213	45,786

Independence	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	Y	N	N	Y

(1)	M – Male / F – Female

(2)	C – Caucasian / B – Black

Percent of Board members who meet diversity objectives—20%

Average Age—63

Average Share Ownership – 111,693

2023 PROXY STATEMENT	15

GOVERNANCE OF THE CORPORATION

The following matrix is required by Nasdaq listing rules and presents information provided by the directors as of the date of this proxy statement.

Board Diversity Matrix

(as of March 24, 2023)

Total Number of Directors – 15

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity

Directors	2	13	—	—
Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	12	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

Executive Committee
This committee may exercise the authority of the Board in the intervals between the meetings of the Board so far as may be permitted by law. Rory G. Ritrievi serves as Chair of this committee.

Audit Committee

This committee oversees audit coverage, selects the independent registered public accounting firm, reviews the annual and quarterly financial statements of the Corporation and auditor’s reports, and monitors with management and the internal and external auditors the system of internal controls and its accounting and reporting practices. All members of the Audit Committee are non-employee directors and are independent (as independence is currently defined by Nasdaq listing standards). The Audit Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. John E. Noone serves as Chair and Brian A. Hudson, Sr. serves as Vice Chair of this committee. Robert A. Abel, Howard R. Greenawalt, Brian A. Hudson, Sr., and John E. Noone serve as the Audit Committee Financial Experts.

Compensation Committee

This committee assures that senior executives are compensated effectively in a manner consistent with the Corporation’s compensation strategy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. This committee also reviews salary adjustments, compensation and benefits programs for all employees and makes recommendations to the Board. All members of the Compensation Committee are independent (as independence is currently defined by Nasdaq listing standards). The Compensation Committee has a charter which is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. Theodore W. Mowery serves as Chair and Kimberly J. Brumbaugh serves as Vice Chair of this committee.

16

GOVERNANCE OF THE CORPORATION

Environmental and Social Commitments

As a publicly traded community financial institution, it is incumbent upon the Corporation to assure that its operations are conducted in a manner that is both consistent with environmental preservation and supportive of the entire community in which it operates.

While the Corporation does not have a formal environmental policy because the nature of its operations does not result in a direct, material impact on the environment, the Corporation strives to operate in a manner that is environmentally friendly. We are currently in the process of implementing a multi-year plan to make each of the buildings in which the Corporation and its subsidiaries operate more environmentally friendly through scheduled renovations utilizing materials intended to leave as small a carbon footprint as economically feasible. Additionally, through its credit portfolio, the Corporation has strived to focus its efforts on companies that also operate in an environmentally-favorable manner.

Additionally, the Corporation endeavors to be a socially-responsible corporate citizen. As evidenced by the hundreds of thousands of dollars it contributes to charitable causes throughout its footprint, the thousands of hours of community service provided by its employees during work hours, the dedication of its entire team to two major, annual charitable fundraising programs (to combat breast and prostate cancer), and the initiatives it has developed centering on women in banking and promoting diversity and inclusion, the Corporation is committed to being a socially-responsible corporate citizen.

2023 PROXY STATEMENT	17

RELATED PERSON TRANSACTIONS

Related person transactions greater than $120,000 must be approved by the Board prior to any commitment by the Bank to any such transaction. Directors do not participate in the discussions and are not present for voting on their own related person transactions. All of the material terms, conditions and purpose of the transaction must be described in writing and provided to the Board, together with the written request for approval of any such transaction. The transaction is to be reviewed and approved by the appropriate senior officer before being submitted to the Board for approval. Related person transactions for ongoing or continuing services can be reviewed and pre-approved within reasonable parameters established by the Board on an as-needed basis. If the terms, pricing or conditions change so as to go outside the specified parameters cited in the request, the transactions are required to be resubmitted for review and approval.

From time to time, the Bank has engaged in and intends to continue to engage in banking and financial transactions in the ordinary course of business with the Corporation’s and the Bank’s officers and directors and their immediate families and companies in which they had an ownership interest of 10% or more, in each case on comparable terms as those prevailing from time to time for other customers and vendors. Loans from the Bank to such persons are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. The Corporation does not extend loans to related persons.

The Bank is party to a lease agreement with an entity that is an affiliate of Mr. Noone, Lead Independent Director of the Corporation’s Board, in connection with a retail branch property located in Mechanicsburg, Pennsylvania, which has a remaining initial term of 12 years. Following our 2015 acquisition of Phoenix Bancorp, Inc., the Bank assumed a lease agreement with the same entity in connection with a retail branch property located in Frackville, Pennsylvania, which has a remaining initial term of 14 years. The aggregate lease payments to such entity, of which Mr. Noone is a 98% limited partner, totaled approximately $175,000 during 2022. In determining director independence, the Board considered these lease arrangements and concluded they do not impact the independence of Mr. Noone.

Julie Webb, spouse of Senior Executive Vice President and Chief Operating Officer Justin T. Webb, has been employed by the Bank since 2020. She currently serves as Vice President, Director of Risk Management Services for MPB Risk Services, LLC, a subsidiary of Mid Penn Bancorp, Inc. In such role, Ms. Webb earned compensation in excess of $120,000 in 2022, and received retirement, health and wellness benefits, all on comparable terms as those provided for other employees of the Bank. Pursuant to the Related Person Transactions Policy, our Audit Committee reviewed and approved the details of Ms. Webb’s employment.

Lawrence Kiefer, brother of former director Donald Kiefer and current director Bruce Kiefer, has been employed by the Bank since 2018. He currently serves as Vice President, Transition Ambassador in our western market. In such role, Mr. Lawrence Kiefer earned compensation in excess of $120,000 in 2022, and received retirement, health and wellness benefits, all on comparable terms as those provided for other employees of the Bank. Pursuant to the Related Person Transactions Policy, our Audit Committee reviewed and approved the details of Mr. Kiefer’s employment.

Neither the Corporation nor the Bank has entered into any other material transactions, proposed or consummated, with any other director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons.

18

BENEFICIAL OWNERSHIP OF MID PENN BANCORP, INC.‘S STOCK HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

The following table sets forth, to the best of the Corporation’s knowledge, those persons or entities who owned of record or beneficially on March 10, 2023, more than 5% of the outstanding shares of the Corporation’s common stock.

Beneficial ownership of the Corporation’s common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	voting power, which includes the power to vote or to direct the voting of the stock; or

•	investment power, which includes the power to dispose or direct the disposition of the stock; or

•	the right to acquire beneficial ownership within 60 days after March 10, 2023.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class

Wellington Management Group LLP 280 Congress Street Boston, MA 02210	836,411	(1)	5.3%

Lawrence Keister & Co. PO Box 254 Scottdale, PA 15683	1,003,259	(2)	6.3%

Marilyn K. Andras 244 East Lake Road Acme, PA 15610	1,037,978	(3)	6.5%

Bruce A. Kiefer 944 East Walnut Street Palmyra, PA 17078	1,038,172	(4)	6.5%

Lawrence J. Kiefer 305 Dogwood Drive Smithfield, PA 15478	1,038,251	(5)	6.5%

Donald F. Kiefer 156 Montgomery Road Scottdale, PA 15683	1,045,114	(6)	6.6%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,117,219	(7)	7.0%

(1)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2023 by Wellington Management Group LLP.
(2)

Bruce A. Kiefer, a director of the Corporation, Donald F. Kiefer, a former director of the Corporation, Lawrence J. Kiefer, an employee of the Bank, and Marilyn K. Andras, a former employee of the Bank, may be deemed to be beneficial owners of these shares because each of these individuals is a managing partner of Lawrence Keister & Co., a Pennsylvania general partnership (the “Partnership”), and may be deemed to share investment and voting power.

(3)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Marilyn K. Andras is also the beneficial owner of an additional 34,719 shares, giving her total beneficial ownership of 1,037,978 shares.

(4)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Bruce A. Kiefer is also the beneficial owner of an additional 34,525 shares individually and 388 shares held by his minor child, giving him total beneficial ownership of 1,038,172 shares.

(5)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Lawrence J. Kiefer is also the beneficial owner of an additional 34,992 shares, giving him total beneficial ownership of 1,038,251 shares.

(6)

In addition to the 1,003,259 shares held in the name of the Partnership listed above, Donald F. Kiefer is also the beneficial owner of an additional 41,855 shares, giving him total beneficial ownership of 1,045,114 shares.

(7)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2023 by BlackRock, Inc.

2023 PROXY STATEMENT	19

BENEFICIAL OWNERSHIP OF MID PENN BANCORP’S STOCK HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Share Ownership by the Directors, Officers and Nominees

The following table shows, as of March 10, 2023, the amount and percentage of the Corporation’s common stock beneficially owned by each director and nominee, each executive officer, and all of the Corporation’s directors, nominees, and executive officers collectively as a group.

Beneficial ownership of shares of the Corporation’s common stock is determined in accordance with SEC Rule 13d-3. Unless otherwise indicated in a footnote appearing below the table, all shares reported in the following table are owned directly by the reporting person. The number of shares owned by the respective directors, nominees and executive officers is rounded to the nearest whole share.

	Common Stock

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class

Robert A. Abel	23,617	(2)	*

Kimberly J. Brumbaugh	5,905	(3)	*

Matthew G. DeSoto	50,956	(4)	*

Maureen M. Gathagan	4,353	(5)	*

Howard R. Greenawalt	12,786	(6)	*

Robert C. Grubic	58,529	(7)	*

Brian A. Hudson, Sr.	2,879	(8)	*

Gregory M. Kerwin	39,796	(9)	*

Bruce A. Kiefer	1,038,172	(10)	6.5%

Theodore W. Mowery	39,308	(11)	*

John E. Noone	52,046	(12)	*

Noble C. Quandel, Jr.	148,610	(13)	*

Rory G. Ritrievi	39,439	(14)	*

David E. Sparks	113,213	(15)	*

William A. Specht, III	45,786	(16)	*

Allison S. Johnson	—		*

Scott W. Micklewright	12,463	(17)	*

Justin T. Webb	12,471	(18)	*

Joseph L. Paese	6,115	(19)	*

All Officers and Directors as a Group (19 persons)	1,706,444		10.7%

*	Does not exceed 1% of the class based on the number of shares of common stock outstanding as of March 1, 2023.
(1)

Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director, with their spouses or directly by their spouses, or other relatives.

(2)	Includes 19,442 shares held jointly by Mr. Abel and his spouse in a Trust, 3,042 shares held jointly by Mr. Abel and his spouse, and 1,133 shares of restricted stock.
(3)	Includes 1,133 shares of restricted stock.
(4)

Includes 840 shares held by Mr. DeSoto in PUTMA for his children, 78 shares held by Mr. DeSoto as a 50% owner in a partnership account, for which he has sole voting power, and 1,133 shares of restricted stock.

(5)	Includes 1,133 shares of restricted stock.
(6)	Includes 1,133 shares of restricted stock.
(7)	Includes 1,133 shares of restricted stock.
(8)	Includes 1,133 shares of restricted stock.
(9)	Includes shares held jointly by Mr. Kerwin and his spouse and 1,133 shares of restricted stock.
(10)	Includes 1,003,259 shares held by a family partnership, of which Mr. Kiefer is a managing partner, and 388 shares held by his minor child.
(11)	Includes 584 shares held jointly by Mr. Mowery and his spouse and 1,133 shares of restricted stock.
(12)	Includes 34,100 shares held by Mr. Noone in a Trust and 1,133 shares of restricted stock.
(13)	Includes 63,168 shares held by Mr. Quandel’s spouse and 1,133 shares of restricted stock.
(14)	Includes 25,500 shares held jointly by Mr. Ritrievi and his spouse and 2,124 shares of restricted stock.
(15)	Includes 25,901 shares held by Mr. Sparks’ spouse, 5,562 shares held by Mr. Sparks’ family foundation, and 1,133 shares of restricted stock.
(16)

Includes 6,308 shares held jointly by Mr. Specht and his spouse, 4,900 shares held by Mr. Specht’s entity wholly-owned, and 1,133 shares of restricted stock. Mr. Specht is trustee of a family trust of which 31,210 shares are held for the benefit of Janet E. Specht.

(17)	Includes 11,685 shares held jointly by Mr. Micklewright and his spouse and 378 shares of restricted stock.
(18)	Includes 7,343 shares held jointly by Mr. Webb and his spouse and 378 shares of restricted stock.
(19)	Includes 170 shares of restricted stock.

20

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, we are holding an advisory vote on the compensation of our named executive officers. At our 2022 annual meeting, over 93% of the votes cast by our shareholders approved the compensation paid to our named executive officers.

As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are critical to our success. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of Mid Penn Bancorp, Inc. hereby approve the compensation of the Corporation’s named executive officers, as described in the Compensation Discussion and Analysis and accompanying tabular and narrative disclosure contained in the Corporation’s proxy statement for the 2023 Annual Meeting of Shareholders.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote FOR this proposal.

2023 PROXY STATEMENT	21

EXECUTIVE OFFICERS

Executive Officers of the Corporation and the Bank

The following table sets forth, as of March 1, 2023, selected information about the Corporation’s and Bank’s executive officers, each of whom is appointed by the Board and each of whom holds office at the Board’s discretion.

Name	Age	Principal Occupation for the Past Five Years and Position Held with Mid Penn Bancorp, Inc. and Subsidiaries

Rory G. Ritrievi	59	Board Chair of the Corporation and Bank since July 2021; President, Chief Executive Officer and Director of the Corporation and the Bank since 2009.

Allison S. Johnson	38	Senior Executive Vice President and Chief Financial Officer of the Corporation and Bank since May 2022; Chief Financial Officer of Spirit of Texas Bank from 2016 to May 2022.

Justin T. Webb	40	Senior Executive Vice President of the Bank since October 2018 and Chief Operating Officer of the Bank since May 2018; Interim Chief Financial Officer of the Corporation and the Bank from March 2022 to May 2022; Executive Vice President from July 2014 to October 2018; Chief Risk Officer from July 2014 to May 2018.

Scott W. Micklewright	40	Senior Executive Vice President and Chief Revenue Officer of the Bank since October 2018; Executive Vice President from February 2013 to October 2018; Chief Lending Officer from June 2010 to October 2018.

Joseph L. Paese	63	Executive Vice President and Director of Trust and Wealth Management of the Bank since April 2016.

22

COMPENSATION DISCUSSION AND ANALYSIS

2022 Key Business Accomplishments

The past year was a very successful and transformative one for the Corporation. As we look back on 2022, we are extremely proud of the following key accomplishments:

Key 2022 Strategic Accomplishments

•

We successfully completed the Riverview system conversion in April 2022 and achieved our initial goals of concluding the 2022 fiscal year with a return on average assets above 1% and an efficiency ratio below 60%.

•

On December 20, 2022, we announced the acquisition of Brunswick Bancorp in a combination cash and stock transaction valued at approximately $53.9 million. This transaction is expected to close in the second quarter of 2023. This merger will expand our footprint into the attractive, Central New Jersey market.

Key 2022 Financial Accomplishments

✓ Return on average tangible common equity was 14.54% for 2022.

✓ Total loan growth for 2022 was $410 million, or an annual increase of 13%.

✓ Tangible book value growth was 7% in 2022.

✓ Return on average assets was 1.22% for 2022.

✓ Noninterest income increased by $2.1 million, or 10% compared to the prior year.

✓ Paid cash dividends during 2022 of $0.80 per common share.

Compensation Program Authority and Objectives

The Board has delegated the task of administering Mid Penn’s compensation program to the Compensation Committee. The Committee’s primary responsibility is to assure that the compensation structure and components for

2023 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS

executive officers of the Corporation and its subsidiaries are designed to (i) align with the interests of our shareholders and the strategic goals of the Corporation and its subsidiaries, (ii) attract and retain highly-qualified executives who are motivated to achieve high levels of performance, both short-term and long-term, (iii) be competitive with compensation programs of peer institutions, (iv) not encourage undue risk-taking which would negatively affect the safety and soundness of the Corporation and its subsidiaries, and (v) comply with the requirements of the appropriate regulatory bodies.

In making its compensation decisions for 2022, the Compensation Committee desired to recognize the efforts of the members of the executive management team who guided the Corporation in achieving each of the foregoing milestones.

This Compensation Discussion and Analysis describes the key elements of our compensation program for our named executive officers. For the year 2022, our named executive officers are:

Name	Position

Rory G. Ritrievi	President, Chief Executive Officer and Director of the Corporation and Bank

Donald F. Holt (1)	Former Interim Chief Financial Officer of the Corporation and Bank

Allison S. Johnson (2)	Senior Executive Vice President and Chief Financial Officer of the Corporation and Bank

Justin T. Webb (3)	Senior Executive Vice President and Chief Operating Officer of the Bank; Former Interim Chief Financial Officer of the Corporation and Bank

Scott W. Micklewright	Senior Executive Vice President and Chief Revenue Officer of the Bank

Joseph L. Paese	Executive Vice President and Director of Trust and Wealth Management of the Bank

(1)	Mr. Holt served as Interim Chief Financial Officer of the Corporation and Bank from August 30, 2021 to February 28, 2022.

(2)	Effective May 11, 2022, the Board appointed Ms. Johnson as Chief Financial Officer of the Corporation and Bank.

(3)	Mr. Webb served as Interim Chief Financial Officer of the Corporation and Bank from February 28, 2022 until May 11, 2022.

Compensation Program Design Overview

The main elements of compensation for 2022 for the named executive officers were base salary, short-term incentives and bonuses, restricted stock awards, and the vesting of cash retention bonuses implemented in 2019. Such elements are consistent with the Corporation’s compensation objectives to align with the long-term growth and sustained earnings objectives of shareholders, and our ability to attract, retain, and motivate highly-qualified executives.

Management’s Input Involving the Compensation Program

The Compensation Committee considers the views and recommendations of the Chief Executive Officer in making compensation decisions affecting executive officers who report to him. The Chief Executive Officer’s role in recommending compensation levels and compensation program elements is to develop and recommend appropriate performance measures and targets for each individual, to report on the respective individual’s performance, to provide data and background material to enable the Compensation Committee to assess the labor market and to make specific recommendations on each named executive officer’s respective salary. The Chief Executive Officer does not recommend his own salary and is not present during the Compensation Committee’s or the Board’s discussions or decisions regarding his or his team’s specific compensation.

Supplementary to executive compensation peer data provided by the Corporation’s independent compensation consultant, members of the Corporation’s Finance and Human Resources management team periodically provide the Chief Executive Officer and the Compensation Committee with updated peer analyses, which compile compensation program data disclosed by other peer banks in their respective SEC filings, in order for the Compensation Committee to assess the competitive market for executive compensation, and the consistency of the Corporation’s elements and amount and trend of executive compensation with those of similarly-profiled peer banks.

24

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Consultant’s Role in Determining Compensation

In 2022, the Compensation Committee continued to utilize the services of Meridian Compensation Partners, LLC, an independent consulting firm that specializes in executive and board compensation. In connection with the 2022 engagement, Meridian provided relevant peer data analysis (utilizing 2021 proxy information, the most recent compensation data publicly available) and advice for consideration by the Committee in evaluating compensation of the named executive officers. The Board’s objective is to compensate our executive officers at or around the 50th percentile of peers. The following peer group comprised of commercial banks with total assets ranging between $2.3 billion and $9.5 billion was used in Meridian’s analysis:

First Commonwealth Financial Corporation	Cambridge Bancorp

S&T Bancorp, Inc.	Enterprise Bancorp, Inc.

Lakeland Bancorp, Inc.	Carter Bankshares, Inc.

Tompkins Financial Corporation	The First of Long Island Corporation

ConnectOne Bancorp, Inc.	Arrow Financial Corporation

Univest Financial Corporation	Summit Financial Group, Inc.

Peapack-Gladstone Financial Corporation	Primis Financial Corp.

City Holding Company	Peoples Financial Services Corp.

Financial Institutions, Inc.	Orrstown Financial Services, Inc.

Republic First Bancorp, Inc.	ACNB Corporation

CNB Financial Corporation	Citizens & Northern Corporation

Results of Shareholder Say on Pay Vote in Determining Compensation

Each year, the Corporation asks its shareholders to cast a non-binding advisory vote on the compensation of our named executive officers, known as a “say-on-pay” vote. At the 2022 Annual Meeting, the Corporation’s shareholders approved the compensation of our named executive officers by an overwhelming majority of more than 93% of votes cast. The Compensation Committee considers the shareholders’ voted level of approval of our executive compensation practices relative to both the current year, and say-on-pay voting trends over several years, as a key input when considering whether to significantly change the Corporation’s compensation policies and practices. The strong past-shareholder support of our compensation philosophy, combined with the strong retention of the executive management team, has led the Compensation Committee to conclude that a material change to such philosophy is not currently necessary, although the Committee continues to seek the advice of an independent compensation consultant, as well as data from management, to ensure that the Corporation’s pay practices are consistent with current market conditions and best practices.

CEO Pay Ratio Disclosure

In 2015, the SEC adopted a rule requiring certain public companies to disclose the ratio of the total compensation of the CEO to the median compensation of its other employees.

For the Corporation, the median employee was determined using a census of all full-time and part-time employees as of November 30, 2022, which totaled 599 personnel excluding the CEO. The annual total compensation for all employees on this census was calculated using the same pay elements shown for the CEO in the “Summary Compensation Table – 2022”. The primary elements of this 2022 total compensation calculation included base salary/wages, bonuses and incentive compensation, employer matching contributions to the Corporation’s 401(k)

2023 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

plan, restricted stock grants, auto allowances, employer-paid life insurance premiums and nonqualified deferred compensation. For full-time employees who were hired during 2022, the base salary/wages element was annualized to determine the respective individual’s total compensation.

As disclosed in the “Summary Compensation Table – 2022,” the total compensation of the CEO for 2022 was $1,330,999. The 2022 total compensation of the median employee was $55,392. The resulting ratio of the CEO’s total compensation to that of the median employee is 24.0 to 1.

Components of Compensation

Base Salary

Base salary levels are set to attract and retain executives who can further the Corporation’s and Bank’s strategic objectives and who are motivated to achieve high levels of performance, both short-term and long-term. Base salary is the most significant component of the named executive officers’ compensation, and the Compensation Committee reviews it every year to determine whether the salary for each respective named executive officer is at an appropriate level when considering the relevant inputs. As mentioned above, the Chief Executive Officer reviews each named executive officer’s performance, other than his own, in making salary recommendations to the Compensation Committee. The Chief Executive Officer and the Compensation Committee consider each named executive officer’s general management performance; policy, procedure, and regulatory compliance; public relations; strategic objectives management; length of service with the Corporation and Bank; and the named executive officer’s position and areas of responsibility in making its determination of the appropriate level of base salary. The Compensation Committee reviews the Chief Executive Officer’s performance in making a salary recommendation to the Board.

Short-Term Incentives and Bonuses

In 2021 and 2022, the Corporation maintained an informal executive compensation plan pursuant to which our named executive officers were eligible to receive short-term cash and equity incentives for the achievement of corporate and individual performance goals. In order to receive a payment under the plan in 2022, the named executive officer had to be employed prior to September 30, 2021 and on the date of payout, and both the corporate and individual performance goals, which include actions that can only be taken by the named executive officer for the respective performance period, must be achieved. The short-term incentives for performance in 2021 and for the first quarter of 2022 paid to named executive officers were awarded in the first quarter of 2022. A key input considered by the Compensation Committee in determining whether to recommend an award and the amounts thereof were the actual earnings performance of the Corporation for the full year of 2021 and the first quarter of 2022 compared to the Board-approved targeted net income available to common shareholders for the respective periods as well as other non-financial targets. The Board’s targeted net income for 2021 was $30,290,000 while actual net income for such period was $29,320,000. The Board’s targeted net income for the first quarter of 2022 was $10,850,000 while actual net income for that period was $11,354,000. The Compensation Committee believed that the Board-approved earnings targets were aggressive and difficult to achieve, particularly in the aftermath of the COVID-19 pandemic.

As a result of this performance relative to the Board-approved targets, and taking into account the impacts of the COVID-19 pandemic on 2021 results, and considering each named executive officer’s respective performance goals and achievements, the Compensation Committee awarded cash incentive payments of $200,000 to Mr. Ritrievi, $110,000 to Messrs. Webb and Micklewright and $30,000 to Mr. Paese. These cash incentive payouts ranged from 11.6% to 33.1% of such executive’s 2021 base salary amounts.

Restricted Stock Plan

The Corporation continues to make restricted common stock awards to named executive officers, other members of management, and directors under the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan, which was initially approved by the Corporation’s shareholders in 2014 and subsequently amended in 2020 with shareholder approval. Restricted stock is common stock granted to an employee or director that does not vest until specific

26

COMPENSATION DISCUSSION AND ANALYSIS

conditions are met. Typical conditions for employees receiving restricted stock grants include performance goals for the individual or the Corporation, and for the vesting thereof, the individual being required to remain employed with the Corporation or Bank for a specific number of years. Once the conditions are met, then the common stock vests and the employee obtains the shares without restrictions. The Board believes that restricted stock awards can serve as an important element in attracting and retaining employees and directors whom the Board expects to contribute to the Corporation’s growth and success both in the near-term, and over the longer-term vesting period and beyond, to realize benefits in the growth on the value of the Corporation’s stock in alignment with shareholder interests. By compensating employees and directors with shares of Corporation common stock, the employees and directors have additional incentive to ensure that the Corporation is successful. Based on the recommendations of the Compensation Committee, the Board determines to whom specifically it grants restricted stock, as well as the timing, vesting schedule, and number of shares subject to the award. The number of shares of common stock which may be issued under the Restricted Stock Plan, as amended, may not exceed 200,000 shares. The Compensation Committee may suspend or terminate the Restricted Stock Plan at any time and may amend the Restricted Stock Plan at any time provided that no such amendment may be made without shareholder approval if such approval is required by law, agreement or the rules of any exchange upon which the shares of common stock are listed. In addition, no such amendment, suspension or termination may impair the rights of participants still employed by the Corporation with respect to outstanding restricted shares previously awarded under the Restricted Stock Plan without their consent.

At the 2023 Annual Meeting, shareholders are requested to approve a new, omnibus stock incentive plan. If approved, this new plan will replace the Restricted Stock Plan, which is due to expire in May 2024. Please refer to Proposal 3 for more information.

Retention Bonuses

In 2022, a two-year retention bonus was awarded to Messrs. Webb and Micklewright and a three-year retention bonus was awarded to Mr. Ritrievi. While advanced in full on the grant date, these bonuses were structured such that they vest over a two-year or three-year period (one-half or one-third on each anniversary of the grant date), subject to the executive’s continued employment. In the event that the executive’s employment is terminated for cause or the executive resigns prior to the final anniversary of the grant date, the executive is required to repay any unvested portion plus interest on the unvested portion. Previous retention bonuses issued in 2020 fully vested in 2022, and the amounts are reflected in the Summary Compensation Table below.

Benefit Plans Available for All Employees

Certain benefit plans, including group insurance plans as described below, are not tied to Bank or individual performance. The cost of providing such plans to all eligible employees, including named executive officers, is viewed as a cost of doing business and not taken into account when determining specific compensation of the named executive officers.

Group Insurance Plans

The named executive officers participate in group insurance benefit plans that are generally available to all employees. These plans include group life insurance, group disability, health insurance and dental and vision benefits. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Bank. Under the group life insurance plan, Mr. Ritrievi was unable to get the same percentage of coverage as other employees due to the maximum benefit provided for in the plan. In order to afford Mr. Ritrievi the same long-term disability coverage as other employees, an individual policy was purchased with the premium (and Mr. Ritrievi’s associated income tax liability) reimbursed by the Bank.

Retirement Plan

In an effort to encourage its employees, including the named executive officers, to save for retirement, the Bank has established a tax-qualified 401(k) retirement plan for employees. The Bank believes that it is important to assist employees in saving for retirement and believes that by providing a mechanism to save for retirement, and through Bank matching of certain employee contributions, the Bank is providing the named executive officers with a reasonable and industry-expected incentive to continue in the employ of the Bank.

2023 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

Employee Stock Purchase Plan

The Corporation has a Board approved Employee Stock Purchase Plan (the “Plan”), which has been in place effective January 1, 2011, to provide eligible employees of the Corporation or the Bank, including the named executive officers, with an opportunity to purchase shares of common stock of the Corporation at fair market value through payroll deductions. The Plan provides participants with a convenient method to acquire an interest in the common stock of the Corporation and realize the benefits of their efforts toward the long-term performance and success of the Corporation in alignment with our shareholders’ interests.

At the 2023 Annual Meeting, shareholders are requested to approve a new, tax-qualified employee stock purchase plan. If approved, this new, tax-qualified plan will replace the 2011 plan. Please refer to Proposal 4 for more information.

Company Vehicle

Each of the named executive officers, excluding Mr. Holt, is provided a company vehicle. Provision of a company vehicle is standard in the financial services industry as executive officers frequently meet clients and business associates at locations offsite of the Corporation’s offices. Each executive’s personal use of the company vehicle is tracked and calculated for inclusion in their taxable and total compensation.

Accounting and Tax Treatments

The Compensation Committee, in consultation with Finance management, considers the accounting and tax consequences of the compensation program and its elements, both for the Corporation and the individual, prior to making any changes to the compensation structure. Section 162(m) of the Internal Revenue Code limits the deduction of compensation paid to the named executive officers if certain thresholds are exceeded. Based upon the current base salary and compensation structure and existing agreements with the executives, the Corporation does not believe that Section 162(m) limitations were triggered in 2022 for our named executive officers, but this may be applicable in future years dependent upon factors including legislative changes to the limits, specific provisions and exclusions, or applicability of this tax code section.

Material Differences in Named Executive Officers’ Compensation

The differential between salary levels for each of the named executives is primarily driven by their respective positions, with consideration also given to the experience and time in their respective positions.

Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements

Employment Agreements

Each named executive officer, other than Mr. Holt, is party to an employment agreement with the Corporation and the Bank, which, unless earlier terminated, automatically renews for a total of the next three years (two years for Mr. Paese) on each September 6. The employment agreements provide that Messrs. Ritrievi, Micklewright, Webb and Paese will receive an annual base salary of $625,000, $350,000, $350,000 and $295,000 respectively, and Ms. Johnson will receive an annual base salary of $325,000, which may be increased from time to time. In addition to base salary, the employment agreements provide for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive officers of the Bank.

In the event of the executive’s involuntary termination of employment without “cause” or in the event of a voluntary termination for “good reason” (each as defined in the employment agreement), the executive would become entitled to continue to receive the executive’s base salary in effect on the date of termination for a period equal to the greater of the remaining employment term or six months and participate in the Bank’s life, disability, medical/health insurance and other benefits substantially similar to those which the executive was receiving during the year prior to the date of termination for the same period described above immediately following the date of termination, or a cash payment equal to the estimated after-tax cost to obtain such benefits, or substantially similar benefits.

28

COMPENSATION DISCUSSION AND ANALYSIS

The employment agreement and the executive’s employment may be terminated for “cause” (as defined in the employment agreement) by written notice from the Corporation or the Bank. If the employment agreement is terminated for cause, the executive’s rights under the employment agreement terminate as of the effective date of termination. The employment agreement also terminates without further payments to the executive as of the termination date in the event of the executive’s voluntary termination of employment (other than for good reason) or death. In the case of the executive’s “disability” (as defined in the employment agreement), the executive will become eligible for employer-provided short-term and/or long-term disability benefits, or worker’s compensation benefits, in which case the Bank’s obligation to pay the executive their annual base salary shall be reduced by such benefits. Under certain other types of disabilities set forth in the employment agreement, the employment agreement will terminate six months following a determination related to such disability by the Corporation’s board of directors.

In the event that the executive is involuntarily terminated for cause or voluntarily terminates employment without good reason, the executive will be subject to a twelve-month non-solicitation covenant (applicable to both customers and employees). In the event that the executive is involuntarily terminated without cause or voluntarily terminates employment for good reason, the executive will be subject to a twelve-month non-solicitation covenant with respect to employees and a six-month non-solicitation covenant with respect to customers.

The employment agreement with each executive provides that, in the event that the payments to be received by the executive, when taken together with payments and benefits payable to or on behalf of the executive under any other plans, contracts or arrangements, would constitute an excess parachute payment under Internal Revenue Code Section 280G, the executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code. The executive is not entitled to a “gross-up” payment to reduce the effect of the tax under Section 4999 of the Code.

Mr. Ritrievi’s employment agreement further provides that he shall serve on the Bank’s board of directors and shall be re-nominated for election to the Corporation’s board of directors, with the Corporation’s board of directors recommending such election to its shareholders, for any annual meeting of shareholders at which the class of directors in which Mr. Ritrievi is serving will be elected. Mr. Ritrievi’s service as director of the Corporation, the Bank and any affiliate or subsidiary shall immediately terminate upon the termination of his employment for any reason.

Change in Control Agreements

The Corporation has entered into change in control severance agreements with each of its named executive officers, other than Mr. Holt. Each agreement has a “double-trigger” payment feature requiring both a change in control of the Corporation and the involuntary termination of the executive’s employment without cause or voluntary termination of employment by the executive for “good reason” in order for the benefit to be payable.

More specifically, in the event an executive’s employment is terminated on or within twelve months after a “change in control” during the term of the agreement either by the Corporation, other than for death or disability or for a reason other than “cause” (as defined in the agreement), or by the executive after the occurrence of certain specified events constituting “good reason” (described below), the Corporation will pay the executive a lump-sum cash payment. That payment is equal to 2.99 times the executive’s highest annual base salary in effect during the twelve months preceding the executive’s termination of employment with respect to Mr. Ritrievi, 2.75 times with respect to Ms. Johnson and Messrs. Webb and Micklewright, and 2.25 times with respect to Mr. Paese. In addition, the executive and the executive’s beneficiaries will remain eligible to participate, on the same terms and conditions as apply from time to time to the Corporation’s executive management team, medical, vision and dental programs for 33 months for Ms. Johnson and Messrs. Webb and Micklewright, 27 months for Mr. Paese, and three years for Mr. Ritrievi, or a cash payment equal to the estimated after-tax cost to obtain such benefits, or substantially similar benefits, within thirty days following the executive’s termination. In the event that the executive is involuntarily terminated for cause or voluntarily terminates employment during the term of the agreement, the executive will be subject to a twelve-month non-solicitation covenant (applicable to both customers and employees). In the event that the executive is involuntarily terminated without cause or voluntarily terminates employment for good reason, the executive will be subject to a twelve-month non-solicitation covenant with respect to employees and a six-month non-solicitation covenant with respect to customers.

2023 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

The specified events of “good reason” permitting an executive to terminate employment following a change in control and receive payments or benefits under the agreement include: (i) a material diminution in executive’s authority, title, duties or responsibilities following a change in control from the authority, title, duties or responsibilities existing as of a change in control; (ii) requirement that the executive perform a substantial portion of his or her duties at a location more than 50 miles from executive’s principal executive office on the date of the agreement; or (iii) a material decrease in executive’s base salary and other compensation and benefits existing as of a change in control.

If, within ninety days after a termination of an executive’s employment that entitles such executive to payments under the agreement, the Corporation’s Board becomes aware of facts that, if known during the executive’s employment, it reasonably believes would have justified termination of such executive’s employment for cause (as defined in the agreement), the Corporation may refrain from paying any unpaid amounts due under the agreement or require the executive to promptly, but in no event less than ninety days after notice to such executive of such determination by the Corporation’s Board, repay any amounts previously paid or the value of any benefits previously received under the agreement.

The agreement with each executive provides that, in the event that the payments to be received by the executive, when taken together with payments and benefits payable to or on behalf of the executive under any other plans, contracts or arrangements, would constitute an excess parachute payment under Internal Revenue Code Section 280G, the executive may elect to reduce the payment actually received in order to reduce or eliminate the impact of the excise tax under Section 4999 of the Code. The executive is not entitled to a gross up payment to reduce the effect of the tax under Section 4999 of the Code.

Each agreement is for a term of three years and renews for an additional year on each anniversary of the respective named executive officer’s signing, absent notice of non-renewal from either party.

Supplemental Executive Retirement Plan Agreements

The Bank is a party to supplemental executive retirement plan agreements (“SERPs”) with each of its named executive officers, other than Mr. Holt. Each SERP provides for the monthly payment of a fixed cash benefit over a period of fifteen (15) years, commencing on the first day of the month following the executive’s separation from service: (i) occurring on or after reaching normal retirement age (age 70); (ii) due to disability; (iii) due to death; or (iv) within two (2) years following a change in control of the Bank. The terms of the SERPs are identical for each executive, except for the amount of the annual benefit and the timing of vesting of the benefit, which is as follows: Mr. Ritrievi—$190,000 (approximately 40% currently vested with the remainder to vest ratably over the next four years); Ms. Johnson—$100,000 (0% currently vested with the remainder to vest ratably over the next ten years); Messrs. Micklewright and Webb—$100,000 (approximately 45% currently vested with the remainder to vest ratably over the next four years); and Mr. Paese—$80,000 (approximately 25% currently vested with the remainder to vest ratably over the next six years). The Board of Directors of the Bank reserves the right to increase the amount of the benefit from time to time, in its discretion.

In the event that any payment owing under the SERP would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, each SERP provides the executive with the same election right as that described under the heading “Change in Control Agreements” above. The executive is not entitled to a gross up payment to reduce the effect of the tax under Section 4999 of the Code.

The SERP also contains non-competition and non-solicitation covenants. A violation of such covenants, except in limited circumstances, would result in the forfeiture of any unpaid benefits to the executive.

Risk Analysis of Compensation Practices and Policies

The Compensation Committee reviewed the compensation policies and practices for all employees and determined that they do not create risks that are reasonably likely to have a material adverse effect on the Corporation or Bank.

30

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement.

Compensation Committee
Theodore W. Mowery, Chair	Maureen M. Gathagan
Kimberly J. Brumbaugh, Vice Chair	Gregory M. Kerwin
Matthew G. DeSoto	Noble C. Quandel, Jr.

Compensation Committee Interlocks and Insider Participation

The Corporation has no Compensation Committee interlocks. Messrs. Mowery, DeSoto, Kerwin, and Quandel and Mses. Brumbaugh and Gathagan constitute all of the directors who served on the Compensation Committee at any time during 2022. Each of them is an independent outside director. None of them is a current or former officer or employee of the Corporation. During 2022, the Bank engaged in customary banking transactions and had outstanding loans to certain of its directors, executive officers, members of the immediate families of certain directors and executive officers and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender. In the opinion of management, these loans do not involve more than normal risk of collectability or present other unfavorable features. Non-banking relationships that members of the Compensation Committee have had or maintain with the Corporation or Bank are described under the heading, “Related Person Transactions.” Rory G. Ritrievi, Chair, President, and Chief Executive Officer of the Corporation, attended Compensation Committee meetings only when and to the extent requested by the Committee. Mr. Ritrievi did not participate in determining his own compensation.

2023 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

The following discussion provides details of the various components of executive compensation.

Summary Compensation Table

The following table summarizes the total compensation awarded or earned for services in all capacities to the Corporation or the Bank for the years ended December 31, 2022, December 31, 2021, and December 31, 2020, for the named executive officers (for the years ended December 31, 2022 and December 31, 2021 for Mr. Holt, and the year ended December 31, 2022 for Ms. Johnson and Mr. Paese).

Summary Compensation Table – 2022

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Rory G. Ritrievi (4) President & Chief Executive Officer	2022	604,231	31,250	225,006	—	200,000	234,130	36,382	1,330,999
	2021	522,885	68,750	200,004	—	200,000	124,191	32,726	1,148,556
	2020	500,000	237,500	168,249	—	87,500	100,435	32,300	1,125,984
Donald F. Holt (6) Interim Chief Financial Officer	2022	57,500	—	—	—	—	—	351	57,851
	2021	106,250	50,000	13,150	—	—	—	1,653	171,053

Allison S. Johnson (7) Senior Executive VP & Chief Financial Officer	2022	203,750	25,000	109,240	—	—	10,289	11,002	359,281

Justin T. Webb Senior Executive VP & Chief Operating Officer of the Bank	2022	344,231	57,500	40,026	—	110,000	52,714	28,686	633,157
	2021	293,962	32,500	20,000	—	75,000	36,018	23,844	481,324
	2020	271,728	165,000	38,188	—	20,000	28,979	26,806	550,701
Scott W. Micklewright Senior Executive VP & Chief Revenue Officer of the Bank	2022	344,231	17,500	40,026	—	110,000	53,408	30,536	595,701
	2021	293,962	32,500	20,000	—	75,000	36,492	26,456	484,410
	2020	271,728	165,000	38,188	—	20,000	29,361	25,227	549,504
Joseph L. Paese Executive VP & Director of Trust and Wealth Management of the Bank	2022	259,172	—	18,013	—	30,000	115,604	26,814	449,603

(1)

This amount includes the vested portion of the two-year retention bonus granted in 2020 to Mr. Webb and Mr. Micklewright and the three-year retention bonus granted in 2020 to Mr. Ritrievi described under “ Retention Bonuses.” This amount includes a signing bonus paid upon the commencement of Mr. Holt’s and Ms. Johnson’s employment, as well as a bonus for Mr. Webb’s time served as interim Chief Financial Officer.

(2)

We calculated these amounts using the provisions of ASC Topic 718. Amounts represent the full grant date fair value of the restricted stock awards granted July 24, 2020, September 1, 2020, December 22, 2020, June 1, 2021, April 1, 2022, and June 1, 2022. Depending upon the terms of each respective grant, some percentage of the shares of restricted stock granted vests on each anniversary of the date of grant (each, a “vesting tranche”), but only if such named executive officer remains continuously employed through the applicable anniversary date. The vesting periods range from one year to four years. We include the assumptions used in the calculation of these amounts in the footnotes to our audited financial statements included in our respective Annual Report on Form 10-K for the fiscal years ended December 31, 2020, 2021, and 2022.

(3)	This amount reflects the cash incentive payments described under “Short-Term Incentives and Bonuses.”

(4)

Represents the aggregate increase of $8,183, $4,060, and $3,781 in the present value of the officer’s accumulated benefit under the Director Retirement Plan for Mr. Ritrievi in 2022, 2021, and 2020, respectively, and reflects the change in the present value of future benefits payable under Supplemental Executive Retirement Plans (SERPs), described under the heading “Nonqualified Deferred Compensation Table”.

(5)	Includes the amounts on the following table that we paid to or on behalf of the named executive officers during 2022.

(6)	Mr. Holt was served as Interim Chief Financial Officer from August 30, 2021 through February 28, 2022.

(7)	Effective May 11, 2022, the Board appointed Ms. Johnson as Chief Financial Officer of the Corporation and Bank.

32

EXECUTIVE COMPENSATION

Summary of “All Other Compensation” – 2022

	Ritrievi ($)	Holt ($)	Johnson ($)	Webb ($)	Micklewright ($)	Paese ($)

401(k) Match	13,725	–	5,062	11,750	13,725	11,581

Life and Disability Insurance	2,160	351	758	2,144	2,144	1,975

Personal Use of Company Vehicle	7,110	–	4,997	8,487	2,781	7,080

Disability Premium Reimbursement	5,190	–	–	–	–	–

Tax Reimbursements	588	–	–	–	–	–

Country Club Memberships	7,189	–	–	6,120	11,466	5,838

Other Miscellaneous Compensation	420	–	185	185	420	340

Total	36,382	351	11,002	28,686	30,536	26,814

Retirement Plans

The Corporation does not maintain a defined benefit pension plan for its employees. Mr. Ritrievi, however, participates in the Director Retirement Plan in connection with his service on our Board. We describe the Director Retirement Plan under the caption “Compensation of the Board.”

The Bank maintains the Mid Penn Bank Retirement Plan (hereafter, the “Retirement Plan”), which is a defined contribution plan and covers all eligible Bank employees, including the named executive officers. The Retirement Plan also has a 401(k) provision for all eligible Bank employees. Eligible employees are entitled to receive a share of the Bank’s discretionary profit-sharing contribution to the Retirement Plan for a year if they are Bank employees on December 31 of that year. For 2022, the Board approved a 401(k) safe harbor matching contribution rate of 100% on the first 4% of the employee deferral contributions plus 50% on the next 1% of the employee deferral contributions, up to a maximum Bank contribution of 4.50%. The Board may adjust its matching rate on an annual basis at its discretion.

The Board makes discretionary contributions to the Retirement Plan based on the recommendation of the Compensation Committee. The Corporation did not make a discretionary profit-sharing contribution for 2022. Distribution under the Retirement Plan can be made to participating employees upon retirement, either normal or early retirement as defined in the Retirement Plan’s provisions, at death or disability of the participating employee or upon severing employment if either partially or fully vested. The Retirement Plan’s discretionary contributions and non-safe harbor contributions are subject to vesting at the rate of 20% per year after the first two years of service with 100% vesting after six full years of service. The 401(k) safe harbor matching contributions are 100% vested when made. Participants are always 100% vested in their own 401(k) contributions. As of December 31, 2022, each of the named executive officers, with the exception of Ms. Johnson, was 100% vested in their discretionary accounts.

2023 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

Stock Awards

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2022.

Outstanding Equity Awards at Fiscal 2022 Year End

	Stock Awards

Name	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)

Rory G. Ritrievi	17,266	447,679

Donald F. Holt	—	—

Allison S. Johnson	4,000	109,240

Justin T. Webb	2,599	66,868

Scott W. Micklewright	2,599	66,868

Joseph L. Paese	1,430	36,602

On April 1, 2022, the Corporation awarded restricted stock to Messrs. Ritrievi, Webb, Micklewright and Paese, and on June 1, 2022, the Corporation awarded restricted stock to Ms. Johnson under the Restricted Stock Plan, which is described above under the caption “Restricted Stock Plan.” Each named executive officer’s shares vest 25% on each anniversary of the date of grant (each, a “vesting tranche”), but only if the named executive officer remains continuously employed through the applicable anniversary date. In general, a participant in the Restricted Stock Plan will forfeit shares then unvested upon his or her termination of employment for any reason. Upon a participant’s death, the participant will vest in any unvested shares that would have vested in that calendar year.

The following table sets forth the number of shares acquired upon the vesting of stock awards by our named executive officers during the fiscal year ended December 31, 2022.

Option Exercises and Stock Vested – 2022

	Stock Awards

Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Rory G. Ritrievi	4,508	127,486

Donald F. Holt	500	14,140

Allison S. Johnson	—	—

Justin T. Webb	739	20,899

Scott W. Micklewright	739	20,899

Joseph L. Paese	500	14,140

34

EXECUTIVE COMPENSATION

Pension Benefits

The following table sets forth information concerning plans that provide for payments or other benefits at, following, or in connection with, retirement for each of our named executive officers.

Pension Benefits – 2022

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Rory G. Ritrievi	Director Retirement Plan	13	59,648	0

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Rory G. Ritrievi	N/A	225,946	N/A	N/A	560,909

Donald F. Holt	N/A	N/A	N/A	N/A	N/A

Allison S. Johnson	N/A	10,289	N/A	N/A	10,289

Justin T. Webb	N/A	52,714	N/A	N/A	153,144

Scott W. Micklewright	N/A	53,408	N/A	N/A	155,160

Joseph L. Paese	N/A	115,604	N/A	N/A	249,556

The nonqualified deferred compensation reflects contributions to date under the respective individual’s Supplemental Executive Retirement Plan.

2023 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

Each of the named executive officers, other than Mr. Holt, would be entitled to certain contractual benefits if their employment terminates under certain circumstances preceding or following a change in control. The agreements are described under the caption “Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements” included in the Compensation Discussion and Analysis. We calculated the potential post-employment payments due to each of these named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2022. Actual amounts payable can only be determined at the time of such executive’s termination.

				Before Change in Control		After Change in Control

		Termination for Disability	Termination on account of Death	Involuntary Termination without Cause	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Voluntary Termination for Good Reason

Rory G. Ritrievi	Severance (1)	$0	$0	$1,678,083	$1,678,083	$1,868,751	$1,868,751
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$1,655,010	$1,655,010
	Welfare continuation (3)	$0	$0	$69,018	$69,018	$70,635	$70,635
	Value of accelerated restricted stock	$0	$0	$0	$0	$517,462	$517,462
	Total	$0	$0	$1,747,101	$1,747,101	$4,111,858	$4,111,858

Allison S. Johnson	Severance (1)	$0	$0	$872,603	$872,603	$893,750	$893,750
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$1,500,000	$1,500,000
	Welfare continuation (3)	$0	$0	$44,438	$44,438	$39,575	$39,575
	Value of accelerated restricted stock	$0	$0	$0	$0	$119,880	$119,880
	Total	$0	$0	$917,041	$917,041	$2,553,205	$2,553,205

Justin T. Webb	Severance (1)	$0	$0	$939,726	$939,726	$962,500	$962,500
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$800,010	$800,010
	Welfare continuation (3)	$0	$0	$69,018	$69,018	$64,749	$64,749
	Value of accelerated restricted stock	$0	$0	$0	$0	$77,892	$77,892
	Total	$0	$0	$1,008,744	$1,008,744	$1,905,151	$1,905,151

Scott W. Micklewright	Severance (1)	$0	$0	$939,726	$939,726	$962,500	$962,500
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$800,010	$800,010
	Welfare continuation (3)	$0	$0	$66,878	$66,878	$62,603	$62,603
	Value of accelerated restricted stock	$0	$0	$0	$0	$77,892	$77,892
	Total	$0	$0	$1,006,604	$1,006,604	$1,903,005	$1,903,005

Joseph L. Paese	Severance (1)	$0	$0	$463,356	$463,356	$618,750	$618,750
	Supplemental Executive Retirement Plan (2)	$0	$0	$0	$0	$710,010	$710,010
	Welfare continuation (3)	$0	$0	$33,078	$33,078	$39,728	$39,728
	Value of accelerated restricted stock	$0	$0	$0	$0	$42,857	$42,857
	Total	$0	$0	$496,434	$496,434	$1,411,345	$1,411,345

(1)	For severance and welfare continuation payment calculation, and time and form of such payments, see “Employment, Change in Control, and Supplemental Executive Retirement Plan Agreements”.

(2)

Represents the unvested portion of each executive’s SERP, and assumes separation from service within 24 months following the change in control, thereby accelerating the vesting of such portion. As of December 31, 2022, the vested portion of each executive’s SERP, which is payable upon a separation of service for any reason other than cause, was as follows: Mr. Ritrievi—$1,194,990; Ms. Johnson—$0; Messrs. Webb and Micklewright—$699,990; and Mr. Paese—$489,990.

(3)	Assumes no increase in the cost of welfare benefits.

Additionally, as described above, Donald F. Holt, former Interim Chief Financial Officer of the Corporation, voluntarily terminated employment effective February 28, 2022, and did not receive any compensation as a result of such voluntary termination.

36

PROPOSAL NO. 3: APPROVAL OF THE MID PENN BANCORP, INC. 2023 STOCK INCENTIVE PLAN

New Plan Benefits	44
Registration with the SEC	44
Recommendation of the Board of Directors	44

The Board of Directors believes that stock-based incentive awards play an important role in the success of the Corporation by encouraging and enabling the employees, officers and non-employee directors of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. The Board of Directors further believes that providing such persons with a direct stake in the Corporation assures a closer identification of the interests of such individuals with those of the Corporation and its shareholders, thereby stimulating their efforts on the Corporation’s behalf and strengthening their desire to remain with the Corporation.

In order to advance these interests, the Corporation currently maintains its 2014 Restricted Stock Plan, which is due to expire in 2024 and with respect to which there are currently 41,655 shares remaining available for issuance.

On March 13, 2023, the Board of Directors, in reliance upon the recommendation of the Compensation Committee, unanimously approved, subject to the approval of the Corporation’s shareholders, the adoption of the Corporation’s 2023 Stock Incentive Plan (the “Stock Incentive Plan”), which serves to increase the types of equity awards available for issuance, thereby granting the Corporation greater flexibility in designing its future compensation programs, and ensures that the Corporation will continue to maintain an equity incentive plan to fund its equity compensation programs upon expiration of the 2014 Restricted Stock Plan.

If approved by the shareholders, the Stock Incentive Plan will be effective as of the date of such approval and will replace the 2014 Restricted Stock Plan, such that no additional grants will be made under that plan.

Best Practice Features of the Stock Incentive Plan

The Stock Incentive Plan includes a number of features that we consider to be consistent with best practices, including, among others:

•	Independent Oversight. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors, comprised of independent members of our Board of Directors.

•	Limitations on Individual Compensation. The Stock Incentive Plan limits the number of shares that may be subject to awards issued to any one individual during any calendar year to a maximum of 50,000.

•

No Evergreen Provision. The number of shares authorized for issuance under the Stock Incentive Plan will be fixed at 350,000, which represents less than 3% of the Corporation’s currently outstanding shares. Such number of shares is expected to be sufficient to fund the Corporation’s equity compensation programs for approximately the next four to five years. The Stock Incentive Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

2023 PROXY STATEMENT	37

PROPOSAL NO. 3: APPROVAL OF THE MID PENN BANCORP, INC. 2023 STOCK INCENTIVE PLAN

•

Conservative Share Reuse Provision. Shares subject to an award under the Stock Incentive Plan will not be available for reissuance if such shares are tendered in payment of the exercise price of a stock option, delivered or withheld to satisfy any tax withholding obligation, added back after having been repurchased by the Corporation using stock option exercise proceeds, or not issued upon the settlement of a stock-settled Stock Appreciation Right (“SAR” or “SARs”) or other awards.

•

Minimum Vesting Periods. The Stock Incentive Plan requires that, except in limited circumstances, any full value awards granted to employees (awards other than options or SARs that are valued on the basis of Corporation Common Stock) that vest solely based on continued service must have a vesting period of at least three years. Full value stock awards that vest based on the achievement of performance measures or other performance objectives must include a performance measurement period of at least one year.

•	Limited Acceleration Discretion. The Compensation Committee does not have discretion to accelerate the vesting of awards, except in the event of death, disability, retirement or a change in control.

•

Clawback Policy. The award agreements entered into by participants as a condition of equity awards granted under the Stock Incentive Plan provide that all awards under the Stock Incentive Plan are subject to the Corporation’s clawback policy as in effect from time to time.

•

Forfeiture Provisions. If a participant has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the grantee’s employment by or service with the Corporation or any subsidiary, or that the grantee has disclosed trade secrets of the Corporation or its affiliates, or that the grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Corporation or any subsidiary in any significant manner, in the discretion of the Compensation Committee, then the grantee shall forfeit all rights under and to all unexercised grants, and under and to all grants to the grantee with respect to which the Corporation has not yet delivered payment or certificates for shares of Corporation Common Stock (as the case may be), all of which grants and rights shall be automatically canceled.

•

Multiple Award Types. The Stock Incentive Plan permits the issuance of stock options, restricted stock units, restricted stock and other types of equity grants, subject to the share limits of the Stock Incentive Plan. This breadth of award types enables the Compensation Committee to tailor awards in light of market conditions and the accounting, tax and other standards applicable at the time of grant, which tend to change over time.

•	Repricing Prohibited. Repricing of stock options is prohibited without prior shareholder approval.

•

Discount Stock Options and SARs Prohibited and Term Limited. All stock options and SARs must have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or SAR is granted and a term of no more than 10 years.

Rationale for the Stock Incentive Plan

The principle purposes of the Stock Incentive Plan are to: (a) further align the interests of the Corporation’s shareholders with those of participants in the Stock Incentive Plan, (b) enhance the Corporation’s ability to attract, retain and motivate persons who may be expected to make important contributions to the Corporation, (c) promote the alignment of pay with performance through the granting of stock-based incentives, and (d) facilitate an ownership culture in which participants in the Stock Incentive Plan have the opportunity to participate in the value created by the Corporation. The Board of Directors believes that stock-based incentives are a key component to compensation arrangements for our executive officers, non-employee directors and other key employees and that the Stock Incentive Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. The Board of Directors and the Compensation Committee believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order

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PROPOSAL NO. 3: APPROVAL OF THE MID PENN BANCORP, INC. 2023 STOCK INCENTIVE PLAN

to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our shareholders and motivate our employees to act as owners of the business.

The Compensation Committee determined the number of shares of Corporation common stock reserved for issuance under the Stock Incentive Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request of the share reserve in the Stock Incentive Plan is approved by our shareholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for approximately the next four years.

Summary of the Stock Incentive Plan

The following is a summary of the key provisions of the Stock Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Stock Incentive Plan, which is attached as Annex A.

Administration

The Stock Incentive Plan is administered and interpreted by the Compensation Committee. The Compensation Committee has the sole authority to (i) determine the individuals to whom grants shall be made under the Stock Incentive Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) deal with any other matters arising under the Stock Incentive Plan. Because all awards under the Stock Incentive Plan are discretionary, it is not possible to predict the awards that will occur if the amendment to the Stock Incentive Plan is approved. Neither the Board of Directors nor the Compensation Committee has made any decisions regarding future awards under the Stock Incentive Plan.

Grants

Incentives under the Stock Incentive Plan consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock units and performance shares. All grants are subject to the terms and conditions set forth in the Stock Incentive Plan and to those other terms and conditions consistent with the Stock Incentive Plan as the Compensation Committee deems appropriate.

Eligibility for Participation

All employees of the Corporation and its present or future subsidiaries, including employees who are officers or members of the Board, are eligible to participate in the Stock Incentive Plan. In addition, members of the Board of Directors of the Corporation or members of the Board of Directors of any subsidiary of the Corporation, who are not employees of the Corporation or any of its subsidiaries are also eligible to participate in the Stock Incentive Plan and may receive grants in the discretion of the Compensation Committee; provided, however, that only employees are eligible to receive Incentive Stock Options. The Compensation Committee selects the individuals to receive grants and determines the number of shares of Corporation Common Stock subject to a particular grant in such manner as the Compensation Committee determines. As of the date of this proxy statement, there were approximately 414 employees and 15 directors eligible to participate in the Stock Incentive Plan.

Stock Options

The Compensation Committee may grant options intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options which are not intended to so qualify (“Nonqualified Stock Options”), or any combination of Incentive Stock Options and Nonqualified Stock Options (referred to in this summary collectively as the “Stock Options”), all in accordance with the terms and conditions of the Stock Incentive Plan.

•

The purchase price of common stock subject to a Stock Option shall be determined by the Compensation Committee and shall not be less than 100% of the fair market value of a share of common stock on the date such Stock Option is granted.

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PROPOSAL NO. 3: APPROVAL OF THE MID PENN BANCORP, INC. 2023 STOCK INCENTIVE PLAN

•	The Compensation Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.

•	The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Compensation Committee, as specified in the grant instrument.

•

Without prior approval of the shareholders, the Corporation may not cancel a previously granted Stock Option in exchange for cash or a replacement grant with a lower (or no) exercise price; provide for any automatic grant of a new Stock Option upon a grantee’s exercise of any Stock Option; or amend a Stock Option to lower the exercise price (except in connection with anti-dilution adjustments) or take any other action that could constitute a repricing.

Stock Appreciation Rights

The Compensation Committee may grant SARs to any grantee (i) independently, or (ii) in tandem with any Stock Option for all or a portion of the applicable Stock Option. Tandem SARs may be granted either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the grant of such Incentive Stock Option. Unless the Compensation Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (ii) the fair market value of a share of common stock as of the date of grant of such SAR.

•	No SAR shall be exercisable more than 10 years after the date of its grant.

•

A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Compensation Committee shall specify in the grant instrument. A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option. Upon the exercise of a Stock Option, the SARs relating to the common stock covered by the related Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Corporation Common Stock.

•

Upon a grantee’s exercise of some or all of the grantee’s SARs, the grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, common stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR and the fair market value of the underlying common stock on the date of exercise of such SAR.

Restricted Stock

The Compensation Committee may issue or transfer shares of Corporation Common Stock to an eligible participant under a grant of restricted stock (“Restricted Stock”), upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to grants of Restricted Stock:

•

Restricted Stock may be issued for cash consideration or for no cash consideration, at the sole discretion of the Compensation Committee. The Compensation Committee shall establish conditions under which restrictions, if any, on the transfer of shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the grant instrument as the “Restriction Period.”

•

If the grantee ceases to be employed by the Corporation or, in the case of a non-employee director, to serve or be engaged as such, during a period designated in the grant instrument as the Restriction Period, or if other specified conditions are not met, the grant of Restricted Stock shall terminate as to all shares covered by the grant as to which restrictions on transfer have not lapsed and those shares of Restricted Stock must be immediately returned to the Corporation.

Deferred Stock Units

The Compensation Committee may grant to a participant the right to receive shares of Corporation common stock to be delivered in the future, or a cash payment equal to the fair market value of one or more shares of Corporation

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PROPOSAL NO. 3: APPROVAL OF THE MID PENN BANCORP, INC. 2023 STOCK INCENTIVE PLAN

common stock as of a date in the future (a “Deferred Stock Unit”). Delivery of the common stock, or payment of the applicable cash amount, pursuant to a Deferred Stock Unit will take place at such time or times, and on such terms and conditions, as the Compensation Committee may determine.

Performance Shares

The Compensation Committee may grant Performance Shares to such participants as it may select in its sole discretion, on such terms and conditions as the Compensation Committee shall determine. Performance Shares represent the right to receive a share of Corporation common stock, or payment of the fair market value of a share of Corporation Common Stock, at the discretion of the Compensation Committee, upon the attainment of specified performance goals.

The Compensation Committee shall set performance goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares that will be delivered to the recipient at the end of the Performance Period. The performance goals shall be set at threshold, target and maximum performance levels, with the number of Performance Shares to be delivered tied to the degree of attainment of the various performance levels under the various performance goals during the Performance Period. No payment shall be made with respect to a Performance Share if the threshold performance level is not attained.

“Performance Period” means that period established by the Compensation Committee during which the attainment of performance goals specified by the Corporation with respect to a grant of Performance Shares is to be measured. A Performance Period may be a 12-month period or a longer period.

“Performance Measures” means one or more of the following criteria, on which performance goals may be based, each a “Performance Measure”: (a) return on equity, (b) return on assets, (c) revenues, (d) net income, (e) earnings per share, (f) net operating profit, (g) non-interest income growth, (h) economic profit, (i) loan growth, (j) deposit growth, (k) shareholder value added or economic value added, (l) stock price or total shareholder return, (m) return on investment, (n) non-interest income to total revenue ratio, (o) net interest margin, (p) net charge-off ratio, (q) reserve coverage of non-performing loans, (r) market share, (s) productivity ratios, (t) regulatory compliance, (u) satisfactory internal or external audits, (v) capital and expense management, (w) achievement of risk management objectives, (x) efficiency ratio, (y) the ratio of non-performing assets to total assets, and (z) the ratio of non-performing loans to total loans. Performance Measures may be applied on a pre-tax or post-tax basis, and be based upon the performance of the Corporation, of any subsidiary, or a division or unit thereof, or of an individual grantee or groups of grantees. Performance Measures may be applied on an absolute basis or in relation to a peer comparison group or index.

The Compensation Committee has the discretion and authority to make adjustments to any grant of Performance Shares in circumstances where, during the Performance Period: (a) a grantee leaves the Corporation or any subsidiary and is subsequently rehired; (b) a grantee transfers between positions with different performance goals; (c) a grantee transfers to a position not eligible to participate in the grant; (d) a grantee becomes eligible, or ceases to be eligible, for another incentive offered by the Corporation or any subsidiary; (e) a grantee is on a leave of absence; and (f) similar circumstances deemed appropriate by the Compensation Committee, consistent with the purpose and terms of the Stock Incentive Plan.

Minimum Vesting Requirements

Except in the case of substitute awards or awards granted as an inducement to join the Corporation as a new employee to replace forfeited awards from a former employer, any “full-value” award (generally defined as an award, other than a Stock Option or SAR, that is valued on the basis of Corporation Common Stock) granted under the Stock Incentive Plan to an employee will either be (i) subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) granted solely in exchange for foregoing cash compensation. The Compensation Committee, however, may permit acceleration of vesting of such awards in the event of the grantee’s death, disability or retirement, or upon a Change of Control or Ownership.

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PROPOSAL NO. 3: APPROVAL OF THE MID PENN BANCORP, INC. 2023 STOCK INCENTIVE PLAN

Transferability of Grants

During a grantee’s lifetime, only the grantee may exercise rights under a grant and grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to grants other than Incentive Stock Options, if permitted in any specific case by the Compensation Committee, in its sole discretion.

When a grantee dies, the representative or other person entitled to succeed to the rights of the grantee may exercise such rights. A successor grantee must furnish proof satisfactory to the Corporation of his or her right to receive the grant under the grantee’s will or under the applicable laws of descent and distribution.

Change of Control of the Corporation

In the event of a Change of Control or Ownership of the Corporation, all outstanding Stock Options and SARs become immediately exercisable, all restrictions on outstanding Restricted Stock will automatically and immediately lapse, and the time for delivery of the common stock or payment of the applicable cash amount under any outstanding Deferred Stock Unit will automatically accelerate. A “Change of Control or Ownership” shall be deemed to have occurred if:

•

Any one person, or more than one person acting as a group, acquires ownership of common stock that, taken together with stock held by such person or group, constitutes more than 50% of the total voting power or total fair market value of common stock then outstanding.

•

Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the most recent acquisition by such person or group) ownership of common stock possessing 30% or more of the total voting power of common stock, or a majority of the Corporation’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of election.

•

Any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Corporation immediately prior to such acquisition or acquisitions.

Death, Disability and Retirement

In the event of the death, disability or retirement of a grantee, all outstanding Stock Options and, generally, all outstanding SARs become immediately exercisable.

Amendment and Termination of the Stock Incentive Plan

The Board of Directors may amend, suspend or terminate the Stock Incentive Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board of Directors deems advisable for any reason.

Withholding of Taxes

The Corporation has the right to deduct from all grants paid in cash, or from other wages paid to an employee of the Corporation, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of grants paid in Corporation common stock, the grantee or other person receiving such shares shall be required to pay to the Corporation the amount of any such taxes which the Corporation is required to withhold with respect to such grants or the Corporation shall have the right to deduct from other wages paid to the employee by the Corporation the amount of any withholding due with respect to such grants. The Compensation Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of Corporation common stock to which the grantee would otherwise be entitled pursuant to a grant or by the grantee’s delivery of previously owned shares of Corporation common stock or other property.

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PROPOSAL NO. 3: APPROVAL OF THE MID PENN BANCORP, INC. 2023 STOCK INCENTIVE PLAN

Employee Retirement Income Security Act of 1974 (ERISA)

The Stock Incentive Plan is not a qualified deferred compensation Plan under Section 401(a) of the Code. The Corporation believes that the Stock Incentive Plan is not subject to any of the provisions of ERISA.

Forfeiture

If the Compensation Committee finds, after consideration of the facts presented on behalf of the Corporation and the involved grantee, that the grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the grantee’s employment by or service with the Corporation or any subsidiary, or that the grantee has disclosed trade secrets of the Corporation or its affiliates, or that the grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Corporation or any subsidiary in any significant manner, in the discretion of the Compensation Committee, then the grantee shall forfeit all rights under and to all unexercised grants, and under and to all grants to the grantee with respect to which the Corporation has not yet delivered payment or certificates for shares of Corporation common stock (as the case may be), all of which grants and rights shall be automatically canceled. Such forfeiture shall not apply to any Incentive Stock Option to the extent the forfeiture would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of the Code.

The decision of the Compensation Committee as to the cause of the grantee’s discharge from employment with the Corporation and any subsidiary shall be final for purposes of the Stock Incentive Plan, but shall not affect the finality of the grantee’s discharge by the Corporation of subsidiary for any other purposes.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Stock Incentive Plan. It does not describe all federal tax consequences under the Stock Incentive Plan, nor does it describe state or local tax consequences.

Incentive Options

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Corporation common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Corporation will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Corporation common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Corporation common stock at exercise (or, if less, the amount realized on a sale of such shares of Corporation common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Corporation common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

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Non-Qualified Options

No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of Corporation common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Corporation common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Corporation common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards

The Corporation generally will be entitled to a tax deduction in connection with other awards under the Stock Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes nonforfeitable, unless the award provides for a further deferral.

Parachute Payments

The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions

Under Section 162(m) of the Code, the Corporation’s deduction for awards under the Stock Incentive Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to approve the Stock Incentive Plan. Abstentions and broker non-votes, if any, will have no effect on whether or not this proposal is approved.

New Plan Benefits

The awards, if any, that will be made to eligible grantees under the Stock Incentive Plan are subject to the discretion of the Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the Stock Incentive Plan. Therefore, no new plan benefits table can be provided at this time. For more information on the awards granted under the 2014 Restricted Stock Plan to our named executive officers in 2022, see the section above entitled “Outstanding Equity Awards at Fiscal 2022 Year-End.” For more information on the awards granted under the 2014 Restricted Stock Plan to our directors in 2022, see the section above entitled “Director Compensation Table.”

Registration with the SEC

If the Stock Plan Amendment is approved by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the Stock Incentive Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

Recommendation of the Board of Directors

The Board unanimously recommends that the shareholders vote FOR approval of the Mid Penn Bancorp, Inc. 2023 Stock Incentive Plan.

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PROPOSAL NO. 4: APPROVAL OF THE MID PENN BANCORP, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN

The Corporation is requesting that its shareholders vote to approve the Mid Penn Bancorp, Inc. 2023 Employee Stock Purchase Plan (the “Purchase Plan”). The following summary of the principal features of the Purchase Plan is qualified by reference to the full text of the Purchase Plan, attached as Annex B to this Proxy Statement.

If approved by the shareholders, the Purchase Plan would permit eligible employees to purchase shares of common stock directly from the Corporation from authorized but previously unissued shares or shares held in treasury. The Corporation will use the proceeds it receives from the sale of such common stock pursuant to the Purchase Plan for general corporate purposes. It is the Corporation’s intention that the Purchase Plan qualifies as an “employee stock purchase plan” under Section 423 of the Code.

If approved by the shareholders, the Purchase Plan will replace the Corporation’s 2011 Employee Stock Purchase Plan, which is a non-tax qualified plan.

Rationale for the Purchase Plan

The purpose of the Purchase Plan is to encourage and enable employees of the Corporation and its subsidiaries to acquire an ownership interest in the Corporation through a regular investment program, as well as encourage employee retention. The Corporation believes that employees who participate in the Purchase Plan will have a closer identification with the Corporation by virtue of their ability, as shareholders, to participate in the Corporation’s growth and earnings, and will be motivated to remain with the Corporation and improve their job performance accordingly.

Key Terms

The Purchase Plan is designed to meet the requirements of Code Section 423. The following highlights the key provisions of the Purchase Plan:

a.

Effective Date and Term. The Purchase Plan will be effective upon its approval by the shareholders of the Corporation and will remain in effect until all shares of common stock reserved thereunder have been purchased, unless terminated earlier by the Corporation’s Board of Directors.

b.

Eligible Participants. Each employee of the Corporation and its subsidiaries who has been employed for at least six consecutive months and whose customary employment is 20 or more hours per week is eligible to participate once such employee has executed a payroll deduction authorization form. As of the date of this proxy statement, approximately 414 employees would have been eligible to participate in the Purchase Plan.

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c.	Shares Authorized. The number of shares authorized for issuance under the Purchase Plan will be fixed at 500,000, which represents approximately 3% of the Corporation’s currently outstanding shares.
d.

Purchase Price. The purchase price for shares purchased under the Purchase Plan shall initially equal the lesser of 85% of the fair market value of such shares on the offering date and 85% of the fair market value of such shares on the date of purchase. Accordingly, shares will be offered to eligible employees at a 15% discount. The purchase price may be adjusted from time to time by the Board of Directors; provided, however, that the discount to fair market value shall not exceed 15%.

e.	Offering Period. Each offering period is three (3) months with one purchase date per quarter.

Eligibility

Any employee, who, on the relevant offering date, has been employed for at least six consecutive months and whose customary employment is 20 or more hours per week is eligible to participate in the Purchase Plan. Non-employee directors of the Corporation are ineligible to participate.

Administration of the Purchase Plan

The Board administers the Purchase Plan in the absence of a committee appointed by the Board for such purpose. The committee or Board, as applicable, has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the Purchase Plan.

Custodian

The Corporation’s current registrar and transfer agent, Computershare, has been designated the initial custodian under the Purchase Plan.

Participation in the Purchase Plan

There are four consecutive quarterly offering periods under the Purchase Plan in each calendar year. An offering period begins each January 1, April 1, July 1, and October 1 and continues until the next offering period commences. Subject to certain limitations, an employee may begin participating in the Purchase Plan effective at the beginning of an offering period by submitting an authorization form for regular payroll deductions prior to the commencement of the next offering period. Once enrolled in the Purchase Plan, a participant is able to purchase common stock with deductions from the participant’s pay that the Corporation pays in the payroll next following the commencement of the next offering period. Once a quarterly offering period is ended, a participant is automatically enrolled in the next offering period unless such participant chooses to withdraw from the Purchase Plan (as described below).

Purchasing Stock

A participant may designate that the Corporation use payroll deductions to purchase stock at a rate that is at least 1% but not more than 20% of such participant’s annual compensation. A participant may not change the amount of pay that is deducted to purchase shares under the Purchase Plan (other than to withdraw entirely, as set forth below) during an offering period, but can elect to have changes be effective at the beginning of the following offering period.

On the last day of each fiscal quarter (i.e., March 31, June 30, September 30, and December 31) payroll deductions accumulated during the offering period are applied automatically to purchase common stock. The price of each share of common stock purchased under the Purchase Plan will initially be equal to the lesser of 85% of its fair market value on the offering date and 85% of its fair market value on the purchase date. The number of shares purchased is determined by dividing the payroll deductions for the offering period by the price paid by the participant. All shares purchased are credited to the participant and registered in the name of the participant in an account maintained for such participant by Computershare, as custodian under the Purchase Plan. All shares

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PROPOSAL NO. 4: APPROVAL OF THE MID PENN BANCORP, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN

purchased under the Purchase Plan are automatically enrolled in the Corporation’s Dividend Reinvestment and Stock Purchase Plan, if any, and dividends declared on such shares will be reinvested in additional shares of common stock in accordance therewith.

Limitations

The Purchase Plan does not permit a participant to purchase shares under the Purchase Plan if the participant would own common stock possessing 5% or more of the total combined voting power or value of all classes of the Corporation’s stock. The Purchase Plan also does not permit a participant to purchase common stock with a fair market value in excess of $25,000 in any one calendar year. These limitations are to ensure, in part, that the Purchase Plan complies with Code requirements.

A participant does not have the rights of a shareholder until the participant actually purchases the shares of common stock, with limited exceptions in the case of his or her death. A participant may not transfer the right to purchase stock under the Purchase Plan.

Adjustment of Shares Available for Issuance

If our shareholders approve this proposal, a total of 500,000 shares of common stock will be reserved for issuance under the Purchase Plan.

If the events of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, spin-off, or similar event affecting the common stock, the Board will appropriately adjust the number of shares available under the Purchase Plan.

Written Statements

Each participant will be provided with an annual written statement indicating the number of shares of stock purchased under the Purchase Plan for such year, the aggregate number of shares accumulated under the Purchase Plan, and other relevant information.

Withdrawing from the Purchase Plan

Subject to certain limitations, a participant may stop participating in the Purchase Plan at any time by providing notice in the form specified by the Corporation. If a participant withdraws from the Purchase Plan, participation will end effective upon the next pay period following the Corporation’s receipt of notice of withdrawal. If an employee that has previously withdrawn from the Purchase Plan wishes to resume participation, the employee must re-enroll effective beginning the next quarterly offering period. If a participant terminates employment with the Corporation at any time, participation in the Purchase Plan automatically terminates.

Corporate Transactions

In the event of a merger or other corporate transaction (as defined in the Purchase Plan), each outstanding option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor Corporation or a parent or subsidiary of such successor Corporation. In the event the successor Corporation refuses to assume or substitute for the options, the offering period will be shortened by setting a new purchase date and will end on the new purchase date. The new purchase date will be prior to the proposed merger or other qualifying transaction. The Corporation will notify each participant in writing prior to the new purchase date that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option will be exercised automatically on the new purchase date unless the participant withdraws from the Purchase Plan prior to such date.

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Termination and Amendments

The Board has the power to amend, suspend or terminate the Purchase Plan at any time, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the Purchase Plan, other than as otherwise provided therein.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and the Corporation with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date of the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Corporation generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Number of Shares Granted to Employees

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. No purchases have been made under the Purchase Plan since its adoption by the Board.

Vote Required for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to approve the Purchase Plan. Abstentions and broker non-votes, if any, will have no effect on whether or not this proposal is approved.

Registration with the SEC

If the Purchase Plan is approved by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the Purchase Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

Recommendation of the Board

The Board unanimously recommends that the shareholders vote FOR approval of the Mid Penn Bancorp, Inc. 2023 Employee Stock Purchase Plan.

48

PROPOSAL NO. 5: RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

AUDIT COMMITTEE REPORT	50

The Audit Committee of the Board has appointed RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Corporation and the Bank by RSM US LLP in 2022 and 2021 are described under the “Audit Committee Report,” below.

The Corporation is asking its shareholders to ratify the selection of RSM US LLP as its independent registered public accounting firm. Although this ratification is not required by the Corporation’s Bylaws or otherwise, the Board is submitting the selection to its shareholders for ratification as a matter of good corporate practice.

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for 2023.

No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment. In the event that shareholders do not ratify the appointment of RSM US LLP, the Audit Committee would take a number of factors into account in determining its course of action, including its evaluation of the services provided by RSM US LLP and the remaining term of the Corporation’s engagement of RSM US LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation.

Representatives of RSM US LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate shareholder questions.

2023 PROXY STATEMENT	49

AUDIT COMMITTEE REPORT

The Board adopted a written charter for the Audit Committee. The Audit Committee Charter is available under Governance Documents in the Corporate Information section under the Investors link on the Corporation’s website at www.midpennbank.com. As required by the charter, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

•

reviewed and discussed the fiscal year 2022 audited financial statements, and the management report on internal controls over financial reporting, with both management and the independent registered public accounting firm, RSM US LLP;

•

discussed with the independent registered public accounting firm, the matters required to be discussed by PCAOB Audit Standard 1301 (Communications with Audit Committees) as issued by the Public Company Accounting Oversight Board; and

•

reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Independence Rules and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022, be included in the Corporation’s annual report and filed with the SEC.

Mid Penn’s independent registered public accounting firm for the years ended December 31, 2022, 2021, and 2020 was RSM US LLP. The Audit Committee of the Board has appointed RSM US LLP as its independent registered public accounting firm for the year ending December 31, 2023.

Aggregate fees billed to the Corporation and the Bank by RSM US LLP for 2022 and 2021, the independent registered public accountants, for professional services rendered are as follows:

Year Ended December 31,	2022	2021

Audit fees	$600,665	$565,492

Audit-related fees	$27,300	$141,761

Tax fees	$0	$0

All other fees	$0	$0

Audit fees for 2022 and 2021 include professional services rendered for the audit of the Corporation’s annual consolidated financial statements (including amounts not yet billed, but expected to be billed) and review of consolidated financial statements included in Forms 10-Q, including out-of-pocket expenses.

Audit-related fees for 2022 include fees for professional services rendered in connection with the performance of the retirement plan audit. Audit-related fees for 2021 include fees for professional services rendered in connection with the Corporation’s follow-on public offering of common stock in May 2021, the Corporation’s registration statement filed with the SEC in September 2021 in connection with the merger acquisition of Riverview, and the performance of the retirement plan audit.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the current members of the Audit Committee, which is comprised of six directors, all of whom are considered “independent” as defined in Nasdaq listing standards and are listed in the table below. John E. Noone, Robert A. Abel, Howard R. Greenawalt, and Brian A. Hudson, Sr. are qualified as

50

AUDIT COMMITTEE REPORT

Audit Committee financial experts within the meaning of rules and regulations promulgated by the SEC and Nasdaq listing standards, and the Board has determined that they have accounting and related financial management expertise to satisfy the requirements of the SEC and Nasdaq.

The Audit Committee Charter requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other permissible services. Under the charter, pre-approval will generally be provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. Prior to approval, the Committee verifies with the auditor the nature of the proposed services to ensure independence will not be compromised. Under the charter, a de minimis exception is provided whereby pre-approval may be waived for non-audit services that meet all of the following requirements:

•	the aggregate amount of all such services is not more than five percent of the total amount of fees paid to the independent auditor during the year in which the services are provided;

•	such services were not recognized as non-audit services by the Corporation at the time of the engagement; and

•	the services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit.

RSM US LLP advised us that it is independent with respect to the Corporation, within the meaning of the applicable rules and regulations of the Securities and Exchange Commission, and in compliance with Rule 3520 of the Public Company Accounting Oversight Board. Current committee membership is displayed in the following table.

Audit Committee
John E. Noone, Chair	Howard R. Greenawalt
Brian A. Hudson, Sr., Vice Chair	Robert C. Grubic
Robert A. Abel	William A. Specht, III

2023 PROXY STATEMENT	51

ADDITIONAL INFORMATION
DELINQUENT SECTION 16(a) REPORTS
The officers and directors of the Corporation and beneficial owners of greater than 10% of the common stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of Corporation common stock. SEC rules require disclosure in the Corporation’s Proxy Statement of the failure of an officer, director or 10% beneficial owner of the common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Corporation’s review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2022, except that Director Theodore W. Mowery made one late filing on August 9, 2022 for a purchase that occurred on August 4, 2022. The Corporation has determined that this late filing was due to an administrative oversight.
PAY VERSUS PERFORMANCE
In accordance with the SEC’s new disclosure requirements regarding pay versus performance (“PVP”), the following information is being provided to illustrate the relationship between Compensation Actually Paid (“CAP”) to an executive (as defined by the SEC), and certain financial performance measures of the Corporation.
The Compensation Committee makes its compensation decisions independent of the SEC’s PVP disclosure requirements. For further information on how the Corporation aligns executive compensation with the Corporation’s financial performance, see “Compensation Discussion & Analysis” on page 23 above.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our principal executive officer (“PEO”) and other named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2022, 2021 and 2020, and our financial performance for each such fiscal year, as computed in accordance with SEC rules, followed by a table reconciling the compensation disclosed in the Summary Compensation Table (“SCT”) and the compensation required to be disclosed as CAP:

					Value of initial fixed $100 investment based on:

Year (1)	Summary Compensation Table total for PEO ($)	Compensation actually paid to PEO ($)	Average summary compensation table total for non-PEO named executive officers ($)	Average compensation actually paid to non-PEO named executive officers ($)	Total shareholder return ($)	Peer group total shareholder return ($)	Net Income	Return on average tangible common equity

2022	1,330,999	1,340,988	419,119	403,929	97.07	94.33	54,805,501	14.54%

2021	1,148,556	1,270,146	426,716	436,724	149.57	140.94	29,319,501	11.68%

2020	1,125,984	1,098,571	511,172	495,997	78.79	75.41	26,208,827	14.92%

(1)	The PEO in 2022, 2021, and 2020 was Mr. Rory G. Ritrievi.

(2)
The
non-PEO
NEOs were Messrs. Micklewright, Webb, Holt and Paese and Ms. Johnson for 2022, Messrs. Micklewright, Webb, Peduzzi, and Holt and Ms. Joan E. Dickinson for 2021, and Messrs. Micklewright, Webb, and Peduzzi and Ms. Joan E. Dickinson for 2020.

(3)	The peer group used are the peers identified by our compensation consultants , Meridian C ompensation Partners, LLC.

52

ADDITIONAL INFORMATION

The following table reconciles the Summary Compensation Table to the Pay Versus Performance Table above.

	PEO			Non-PEO Named Executive Officers

Year	2022	2021	2020	2022 (1)	2021	2020

Summary Compensation Table Total Compensation	$1,330,999	$1,148,556	$1,125,984	$419,119	$426,716	$511,172

Less Grant Date Fair Value of Stock Awards in Fiscal Year	225,006	200,004	168,249	51,826	17,475	27,481

Add Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Years and Fiscal Year	234,995	321,594	140,836	36,636	27,483	12,306

Compensation Actually Paid	1,340,988	1,270,146	1,098,571	403,929	436,724	495,997

(1)	The CAP for 2022 was materially impacted by the fact that Mr. Holt and Ms. Johnson each served as Chief Financial Officer for a partial year.
Graphical Description of Pay Versus Performance
In accordance with the SEC’s new PVP rules, we are also providing the following graphical illustrations of the relationship between information presented in the Pay versus Performance Table above.
The following graph illustrates the relationship between compensation actually paid to the Corporation’s PEO and, on average, its other NEOs, and the Corporation’s total shareholder return and that of our peer group:

2023 PROXY STATEMENT	53

ADDITIONAL INFORMATION

The following graph illustrates the relationship between the compensation actually paid to the Corporation’s PEO and, on average, its other NEOs and net income, as well as the Corporation’s return on average tangible common equity:

The following graph illustrates the relationship between the compensation actually paid to the Corporation’s PEO and, on average, its other NEOs and net income, as well as the Corporation’s net income:

54

ADDITIONAL INFORMATION

Tabular List of Performance Measures
The following table presents an unranked list of financial performance measures the Compensation Committee considers to be most important in determining the compensation of the Corporation’s named executive officers. As described in greater detail in the section titled “Compensation Discussion & Analysis” beginning on page 23 above, the Corporation’s objective in designing its compensation program is to align executive compensation with the Corporation’s long-term growth and sustained earnings objectives of the Corporation’s shareholders, while attracting, retaining and motivating highly-qualified executives, and balancing both the risks and rewards of the program. Because the Corporation’s compensation program generally seeks to incentivize long-term performance, the Compensation Committee does not specifically seek to align the Corporation’s performance measures with Compensation Actually Paid (as defined by SEC rules) for a particular year.
Performance Metrics
Net Interest Margin
Return on average assets
Return on average tangible common equity
Efficiency ratio
Asset quality ratio
Organic loan growth
Total shareholder return

2023 PROXY STATEMENT	55

SHAREHOLDER PROPOSALS OR NOMINATIONS
Any shareholder who desires to submit a proposal for inclusion in the proxy materials relating to our 2024 Annual Meeting of Shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to the Corporation at 2407 Park Drive, Harrisburg, Pennsylvania 17110, Attn: Elizabeth O. Martin, Corporate Secretary, no later than November 23, 2023.
In accordance with the Corporation’s Bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in the Corporation’s proxy materials, must comply with the procedures specified in the Corporation’s Bylaws, including providing notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Corporation’s Secretary, no later than 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders. For the 2024 Annual Meeting of Shareholders, this period will end on November 23, 2023.
In accordance with the Corporation’s Bylaws, a shareholder who desires to nominate candidates for election to the Board must comply with the procedure specified in the Bylaws, including providing proper notice of the nomination in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Corporation’s Secretary no later than the earlier of (i) 120 days prior to the anniversary date of the initial proxy materials or of a notice of the meeting by the Corporation in connection with the immediately preceding Annual Meeting of Shareholders, or (ii) the deadline for submitting a proposal for inclusion in the Corporation’s proxy materials in accordance with the rules of the SEC. For the 2024 Annual Meeting of Shareholders, this period will end on November 23, 2023.
In addition to satisfying the foregoing requirements under the Corporation’s Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by SEC Rule
14a-19
no later than March 11, 2024.
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
The Board knows of no matters other than those discussed in this proxy statement or referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, if the shareholder does not also comply with the requirements of
Rule 14a-4(c)(2) under
the Exchange Act, proxy holders may exercise discretionary voting authority under proxies that the Corporation solicits to vote in accordance with their best judgment on any such shareholder proposal or nomination.

56

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	Why am I receiving these materials?	A:	The Board of Directors of the Corporation is soliciting proxies for use at the Mid Penn Bancorp, Inc. 2023 Annual Meeting of Shareholders, which will be held in a virtual meeting format conducted exclusively by webcast on Tuesday, May 9, 2023, at 10:00 a.m. EDT.

Q:	Why are you holding a virtual meeting instead of a physical meeting?	A:	The virtual meeting format allows us to leverage technology to facilitate shareholder access to the annual meeting by enabling attendance and participation from any location. Your attendance at the annual meeting via the webcast affords you the same rights and opportunities as you would have at an in-person meeting.

Q:	What am I being asked to vote on?	A:
At the annual meeting, shareholders of record as of March 1, 2023 (the record date) will be asked to:

(i)  elect three (3) directors to Class A for three (3) year terms expiring in 2026;

(ii)   approve
a non-binding, advisory
vote regarding the compensation paid to our named executive officers as disclosed in this proxy statement;

(iii)  approve a new stock incentive plan;

(iv)  approve a new employee stock purchase plan; and

(v)   ratify the selection of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2023.

The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders would be properly presented at the annual meeting, the proxies will vote according to the directions of the Board of Directors.

Q:	How does the Board of Directors recommend I vote my shares?	A:	The Board recommends that shareholders vote FOR each of the aforementioned proposals. As of March 10, 2023, directors and executive officers of the Corporation and their affiliates had the right to vote 1,706,444 shares of Corporation common stock, or 10.7% of the outstanding Corporation common stock entitled to vote at the annual meeting.

Q:	What do I need to do now?	A:	After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares will be represented at the annual meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

2023 PROXY STATEMENT	57

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	Who is entitled to vote at the annual meeting?	A:	Shareholders of record, sometimes referred to as a “registered shareholder,” as of the close of business on March 1, 2023, which is referred to as the “record date,” are entitled to notice of, and to vote at, the annual meeting.

Q:	How many votes do I have?	A:	Each outstanding share of common stock is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors.

Q:	How do I vote my shares?	A:
Shareholders of record may vote their shares by completing and returning the enclosed proxy card, by Internet, by telephone or by voting virtually at the annual meeting.

Voting by Proxy
. Shareholders of record may vote their shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you submit a properly executed and dated proxy, but do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.

Voting by Internet
. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included on your proxy card. If your shares are registered in the name of a broker or other nominee, you may be able to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.

Voting by Phone
. If you are a registered shareholder, you may vote by phone by calling (866)
883-0222.
Remember to have your proxy card in hand when you call, and then follow the instructions.

Voting Virtually at the Annual Meeting
. Shareholders of record may vote at the virtual meeting if they register at www.proxydocs.com/MPB by 12:00 p.m. EDT on May 8, 2023, attend the virtual meeting on May 9, 2023 at 10:00 a.m. EDT, and then click on the “Vote” link. Information regarding how to virtually attend the annual meeting is included below and on the proxy card. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you may need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote at the annual meeting.

Q:	If my shares are held in street name by a broker, will my broker automatically vote my shares?	A:	If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the organization holding your account and, as a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters. A
“broker non-vote” results
on a matter when your broker or nominee returns a proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. We believe that your broker or nominee only has discretionary voting power with respect to the proposal regarding the ratification of the selection of the independent registered public accounting firm. If you wish to attend and vote virtually at the annual meeting, please visit
www.proxydocs.com/MPB
, and follow the instructions. You may be instructed to obtain a legal proxy from your bank, broker-dealer, or other similar organization and to submit a copy in advance of the meeting. Further instructions will be provided to you via email as part of the attendance process.
It is important that you instruct your broker how to vote your shares
.

58

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	What constitutes a quorum for the annual meeting?	A:	As of the record date, 15,886,143 shares of Corporation common stock were outstanding, each of which will be entitled to one vote at the meeting. Under Mid Penn’s Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Abstentions are also included for determining the presence of a quorum. If you fail to submit a proxy prior to the annual meeting or to vote at the meeting, your shares will not be counted towards a quorum.

Q:	Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the annual meeting?	A:
The three candidates for director receiving the highest number of votes cast by shareholders, even if less than a majority, will be elected. Consequently, any shares not voted (whether by abstention, broker non-vote or
otherwise) will not be included in determining which nominees received the highest number of votes. A properly executed proxy that withholds authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of each of the other proposals will require the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting. Under Pennsylvania law, abstentions are not considered “votes cast” and, accordingly, will have no effect on such other proposals.

Q:	How can I attend the annual meeting?	A:
The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on March 1, 2023, the record date. No physical meeting will be held.

In order to attend the annual meeting, you must register at
www.proxydocs.com/MPB
by 12:00 p.m. EDT on May 8, 2023. As part of the attendance process, you will be asked to provide the control number located on your proxy card. Upon completion of your registration, you will receive further instructions via email that will provide you access to the annual meeting.

The online meeting will begin promptly at 10:00 a.m., EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the annual meeting virtually on the Internet?	A:
You must register at
www.proxydocs.com/MPB
by 12:00 p.m. EDT on May 8, 2023. As part of the attendance process, you will be asked to provide the control number located on your proxy card. Upon completion of your registration, you will receive further instructions via email that will provide you access to the annual meeting.

Should you have any questions regarding the registration process, please contact Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, (866)
642-7736.

2023 PROXY STATEMENT	59

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	Can I change my vote?	A:
Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by Internet or by telephone, you can vote again by Internet or telephone), (2) delivering a written revocation letter to the Corporate Secretary, or (3) virtually attending the annual meeting, notifying the Corporate Secretary and voting at the annual meeting. Mid Penn’s Corporate Secretary’s mailing address is Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, Attention: Corporate Secretary.

Any shareholder entitled to vote virtually at the annual meeting may vote regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere virtual presence (without notifying Mid Penn’s Corporate Secretary) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy. A shareholder may change his or her vote up and until the time that votes are counted but not thereafter.

Q:	How will proxies be solicited and who will bear the cost of soliciting votes for the annual meeting?	A:	The Corporation’s directors, officers and Bank employees may solicit proxies in person or by telephone, facsimile, email or other similar means without additional compensation. The Corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held by these entities. The Corporation will, upon request, reimburse these third parties for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares.

Q:	What if I receive more than one proxy?	A:	Your shares are probably registered differently or are in more than one account. Vote all proxies you receive to ensure that all your shares are voted. If you have all of your accounts registered in the same name and address, you should only receive one set of proxy materials in future years. If you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our transfer agent, Computershare at
(800) 368-5948, if
you directly hold registered shares.

Q:	How may I submit a question for the annual meeting?	A:	In order for management to thoroughly answer any questions that you may have about the Corporation or our annual meeting materials, including financial statements, we ask that you submit your questions prior to the Annual Meeting of Shareholders. You may submit questions either by mail, email or telephone by contacting Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110, elizabeth.martin@midpennbank.com,
(866) 642-7736. Questions
received in advance of the meeting will be compiled by the Corporate Secretary and relayed promptly to management and the Board. Management and the Board will endeavor to address all relevant questions submitted at the meeting.

60

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING

Q:	When are nominations and proposals due from shareholders for the 2024 Annual Meeting?	A:	In order to be considered timely, you must submit your shareholder proposal or director nomination in writing by November 23, 2023, to Elizabeth O. Martin, Corporate Secretary, Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110.

Q:	What is “householding”?	A:	In accordance with Securities Exchange Act
Rule 14a-3(e)(1), the
Corporation in the future intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless the Corporation receives contrary instructions from one or more of the shareholders. This method of delivery is known as “householding”. Upon written or oral request, the Corporation will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders should notify Elizabeth O. Martin at Mid Penn Bancorp, Inc., 2407 Park Drive, Harrisburg, Pennsylvania 17110 or call
(866) 642-7736 and
inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. If you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Corporation’s transfer agent, Computershare, at
(800) 368-5948, if
you directly hold registered shares.

Q:	Whom should I contact if I have additional questions?	A:
If you are a Mid Penn shareholder and have any questions about the annual meeting, need assistance in submitting your proxy or voting your shares of Mid Penn common stock, or if you need additional copies of this document or the enclosed proxy card, you should contact:

Mid Penn Bancorp, Inc.
2407 Park Drive
Harrisburg, Pennsylvania 17110
Attention: Investor Relations
Telephone:
(866) 642-7736

2023 PROXY STATEMENT	61

MID PENN BANCORP, INC.

2023 STOCK INCENTIVE PLAN

The purpose of the Mid Penn Bancorp, Inc. 2023 Stock Incentive Plan (the “Plan”) is to provide (i) designated officers (including officers who are also directors) and other designated employees of Mid Penn Bancorp, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries, and (ii) non-employee members of the board of directors of the Company and its subsidiaries, with additional incentive to further the success of the Company by (a) further aligning the interests of the participants with those of the Company’s shareholders; (b) enhancing the ability of the Company to attract, retain and motivate persons who may be expected to make important contributions to the Company; (c) promoting the alignment of pay with performance through the granting of stock based incentives; and (d) facilitating an ownership culture in which participants have the opportunity to participate in the value created by the Company.

Article 1.    Administration

1.1    The Committee. The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of either (i) the board of directors of the Company (the “Board”) or (ii) two or more directors appointed by the Board, all of whom (unless the Board determines otherwise) shall be “non-employee directors” of the Board as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board, in its discretion, may appoint separate committees to administer the Plan with respect to a designated portion of participants (e.g., participants subject to Section 16 of the Exchange Act). If the Board does not appoint a committee to administer all or any portion of the Plan, then the Board shall be the Committee.

1.2    Determinations with respect to Grants. The Committee shall have the sole authority to (i) determine the individuals to whom Grants (as defined in Section 2.1) shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) deal with any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company.

1.3    Action by the Committee. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

1.4    Delegation. The Committee may appoint one of its members to be chair and any person, whether or not a member of the Committee, to be its secretary or agent. Furthermore, the Committee may delegate any ministerial duties in connection with the Plan to one or more officers of the Company.

1.5    Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, to waive requirements relating to formalities or other matters that do not modify the substance of rights of Grantees (as defined in Section 4.2) or constitute a material amendment of the Plan, to correct any defect or supply any omission of the Plan or any Grant Instrument (as defined in Section 2.2) and to reconcile any inconsistencies in the Plan or any Grant Instrument. The Committee’s interpretations of the Plan and all determinations made or actions taken by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be exercised in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

1.6    No Liability. No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.

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1.7    Costs. All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Grants (as defined in Section 2.1) in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Grant, or to any Grantee or any transferee of shares of Company Stock (as defined in Section 3.1) from any Grantee, including, but not limited to, any tax liability, capital losses, or other costs or losses incurred by any Grantee, or any such transferee.

Article 2.    Grants

2.1    Type of Grants. Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock units and performance shares (hereinafter collectively referred to as “Grants”).

2.2    Grant Instruments. All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with the Plan as the Committee deems appropriate. Each Grant shall be evidenced by a written instrument (the “Grant Instrument”) specifying the number of shares of Company Stock to which it relates and containing such other terms and conditions as the Committee shall approve that are not inconsistent with the Plan. Grants under a particular section of the Plan need not be uniform as among the grantees. The Committee shall have the authority to waive any condition of an outstanding Grant or amend an outstanding Grant, provided that an amendment of an existing Grant may not be made without the consent of the Grantee if such amendment would have an adverse effect on the rights of the Grantee.

Article 3.    Shares Subject to the Plan

3.1    Number of Shares. The aggregate number of shares of the common stock of the Company, par value $1.00 per share (the “Company Stock”), that may be issued under the Plan is 350,000 shares, subject to adjustment pursuant to Section 3.2 of the Plan. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 50,000. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Grants under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without Company Stock being delivered pursuant thereto, or if any shares of Restricted Stock (as defined in Section 7.1) are forfeited, the shares subject to such Grants, including forfeited shares, shall again be available for purposes of the Plan.

3.2    Anti-Dilution Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, or a reclassification or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, the kind of shares, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable fair market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to or less than .500 down, in each case to the nearest whole number. For purposes of this Section 3.2, “shares of Company Stock” and “shares” include referenced shares with respect to SARs (as defined in Section 6.1), Deferred Stock Units (as defined in Section 7.2.1) and Performance Shares (as defined in Section 8.10). The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

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Article 4.    Eligibility for Participation

4.1    Eligible Participants.

4.1.1    All employees of the Company and its present or future subsidiaries (“Employees”), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.

4.1.2    Members of the board of directors of the Company or members of the board of directors of any subsidiary of the Company, who are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”) also shall be eligible to participate in the Plan and may receive Grants in the discretion of the Committee; provided, however, that only Employees shall be eligible to receive Incentive Stock Options (as defined in Section 5.1.1).

4.1.3    For purposes of the Plan the term “subsidiary” shall mean an entity controlled by the Company directly, or indirectly through one or more intermediaries.

4.2    Selection of Grantees. The Committee shall select the individuals to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Any individuals who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

Article 5.    Granting of Options

5.1    Type of Option and Price.

5.1.1    The Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”) or options which are not intended to so qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the “Stock Options”), all in accordance with the terms and conditions set forth herein.

5.1.2    The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value (determined in accordance with Section 5.1.3) of a share of Company Stock on the date such Stock Option is granted.

5.1.3    For purposes of the Plan, if the Company Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination. If the Company Stock is not traded in a public market or subject to reported transactions or quotations, the Fair Market Value per share shall be as determined by the Committee; provided, however, that no determination of Fair Market Value with respect to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or the regulations thereunder.

5.2    Option Term. The Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.

5.3    Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion. All outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control or Ownership (as defined in Section 11.1).

5.4    Vesting of Options and Restrictions on Shares.

5.4.1    The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Instrument.

5.4.2    Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee or a Non-Employee Director: (i) the Grantee’s death or Disability (as defined in Section 5.6.4), or (ii) the occurrence of a Change of Control or Ownership.

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5.5    Manner of Exercise.

5.5.1    A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise, in such form as is acceptable to the Committee, to the Secretary or other officer of the Company designated by the Committee, with accompanying payment of the option price in accordance with Section 5.7 below.

5.5.2    Unless otherwise provided by the Committee, such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer previously approved or designated by the Committee (“Designated Broker”) in lieu of delivery to the Grantee. The Committee may suspend the ability of a Grantee to exercise a Stock Option through a Designated Broker at any time that the Committee, in its sole discretion, determines appropriate.

5.6    Termination of Employment or Service.

5.6.1    General. Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company or a subsidiary of the Company or is serving as a Non-Employee Director of the Company or a subsidiary of the Company.

5.6.2    Nonqualified Stock Options. In the event of a Grantee’s termination of employment or service for any reason other than death, Disability or Retirement or following a Change of Control or Ownership, the Nonqualified Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for a period of three (3) months following termination or for such other period as the Committee shall establish in its sole discretion. If the Grantee’s termination of employment or service is due to death, Disability or Retirement or following a Change of Control or Ownership, all Nonqualified Stock Options held by the Grantee shall vest and become immediately exercisable upon such event and shall be thereafter exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such event, provided that in no circumstance shall the period extend beyond the expiration of the Nonqualified Stock Option term set forth in the Grant Instrument.

5.6.3    Incentive Stock Options. In the event of a Grantee’s termination of employment for any reason other than death, Disability or Retirement or following a Change of Control or Ownership, the Grantee’s Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Grantee at the date of termination and only for a period of three (3) months following termination. In the event of a termination of a Grantee’s employment due to death, Disability or Retirement or following a Change of Control or Ownership, all Incentive Stock Options held by such Grantee shall vest and become immediately exercisable and shall thereafter be exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such cessation of employment, provided, however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three (3) months following the date of Grantee’s Retirement or termination of employment following a Change of Control or Ownership; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one (1) year following termination of employment due to Disability; and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of a deceased Grantee, the Grantee’s death must have occurred while employed or within three (3) months of termination of employment. Notwithstanding anything herein to the contrary, in no event shall the period within which an Incentive Stock Option may be exercised extend beyond the expiration of the Option term set forth in the Grant Instrument.

5.6.4    Definitions. For purposes of the Plan: (i) the term “Company” shall include the Company’s subsidiaries; (ii) the term “Disability” or “Disabled” shall mean any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Company, if such individual were covered by that plan, or, if no such plan exists, as determined in good faith by the Committee; and (iii) “Retirement” or “Retired” shall mean a termination of employment which constitutes a “retirement”, whether normal or otherwise, under any applicable qualified retirement plan maintained by the Company, or, if no such plan is applicable, which would constitute “retirement”, as determined by the Committee, in its sole discretion, or, in the case of a Non-Employee

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Director, the Grantee ceases to be such after attaining the age of 65 or such other age as shall be established by the Committee.

5.7    Payment of Option Price. The Grantee shall pay the option price specified in the Grant Instrument in cash, including through the broker assisted cashless exercise procedure described in Section 5.5.2. With the approval of the Committee, the Grantee also may pay the option price specified in the Grant Instrument by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or through a combination of cash and shares of Company Stock owned by the Grantee. Unless permitted by the Committee, no tendered shares of Company Stock which were acquired by the Grantee pursuant to, or upon the previous exercise of, a Grant under the Plan, or an award under any other award plan of the Company or its subsidiaries, shall be accepted in payment unless the Grantee has held such shares (without restriction imposed by the applicable plan or award) for at least six months prior to delivery in payment. Subject to Article 15, the Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding obligations are satisfied.

5.8    Limits on Incentive Stock Options.

5.8.1    Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.

5.8.2    An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any “subsidiary” within the meaning of Section 424(f) of the Code.

5.8.3    An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” of the Company within the meaning of Section 424(e) and (f) of the Code, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

5.8.4    No Incentive Stock Option granted under this Plan is transferable expect by will or the laws of descent and distribution and is exercisable during the Grantee’s lifetime only by the Grantee.

5.9    Notice of Disposition; Withholding; Escrow. A Grantee of an Incentive Stock Option shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Company Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal (including payroll taxes) or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose. The Committee may, in its sole discretion, require shares of Company Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 5.9.

5.10    No ISO Warranty. The Company makes no warranty that Stock Options granted under this Plan that are intended to qualify as Incentive Stock Options will, in fact, so qualify or that any qualification will not be lost in the future, including by acts or omissions of the Company or the Committee or by other cause. If a Stock Option granted hereunder for any reason fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Nonqualified Stock Option.

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5.11    No Repricing; No Automatic Option Grants (Reloads). Without prior approval of the shareholders, the Company may not:

(a)    Cancel a previously granted Stock Option in exchange for cash or a replacement Grant with a lower (or no) exercise price;

(b)    Provide for any automatic grant of a new Stock Option upon a Grantee’s exercise of any Stock Option granted under the Plan; or

(c)    Amend a Stock Option to lower the exercise price, except for adjustments required or otherwise made under Section 3.2 or 10.2, or take any other action that could constitute a repricing.

Article 6.    Stock Appreciation Rights

6.1    General Requirements. The Committee may grant stock appreciation rights (“SARs”) to any Grantee (i) independently or (ii) in tandem with, any Stock Option, for all or a portion of the applicable Stock Option. Tandem SARs may be granted, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (ii) the Fair Market Value of a share of Company Stock as of the date of grant of such SAR.

6.2    Exercise.

6.2.1    No SAR shall be exercisable more than 10 years after the date of its grant.

6.2.2    A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Committee shall specify. Unless the Committee provides otherwise in the Grant Instrument, the provisions of Article 5 applicable to Nonqualified Stock Options including, without limitation, those related to exercise upon termination of employment or service, shall be applicable to non-tandem SARs; provided, however, that all such SARs shall become immediately exercisable upon the occurrence of a Change of Control or Ownership of the Company.

6.2.3    A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by the related Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

6.3    Value of SARs. Upon a Grantee’s exercise of some or all of the Grantee’s SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR as described in Section 6.1 and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

6.4    Form of Payment. Upon exercise of an SAR, payment shall be made in the form of shares of Company Stock, valued at their Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine. Payment by the Company of SARs shall be subject to withholding of applicable taxes in accordance with Article 14.

Article 7.    Restricted Stock and Deferred Stock Units

7.1    Restricted Stock. The Committee may issue or transfer shares of Company Stock to an eligible participant under a Grant (“Restricted Stock”), upon such terms, conditions and restrictions as the Committee deems appropriate. The following provisions are applicable to Grants of Restricted Stock:

7.1.1    Restricted Stock may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions, if any, on the

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transfer of shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

7.1.2    If the Grantee ceases to be employed by the Company or, in the case of a Non-Employee Director, to serve or be engaged as such, during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Grant of Restricted Stock shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Restricted Stock must be immediately returned to the Company. The Committee may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, Disability or Retirement.

7.1.3    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock to which such Restriction Period applies except to a Successor Grantee under Article 10. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such Restricted Stock have lapsed.

7.1.4    During the Restriction Period, unless the Committee determines otherwise, (i) the Grantee shall have the right to vote shares of Restricted Stock, and (ii) dividend equivalent shares will accrue on the shares of Restricted Stock, as well as any dividend equivalent shares accrued pursuant to this Section 7.1.4, representing the right to receive additional shares of Company Stock, or payment in cash of the Fair Market Value thereof, credited as of the applicable dividend payment date, subject to any restrictions deemed appropriate by the Committee. Unless otherwise provided by the Committee, shares of Company Stock shall be issued or payment in cash of the Fair Market Value thereof shall be made in payment of dividend equivalent shares on the date when all of the restrictions shall have lapsed on the Restricted Stock as to which such dividend equivalent shares were accrued. The Grantee shall have the right, subject to any restrictions then existing as to the Restricted Stock, to receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Stock and be delivered as provided in Article 16.

7.1.5    Except as provided by Article 16, all restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions on all Restricted Stock shall automatically and immediately lapse upon a Change of Control or Ownership.

7.2    Deferred Stock Units.

7.2.1    The Committee may grant a participant the right to receive (i) one or more shares of Company Stock to be delivered in the future, or (ii) a cash payment equal to the Fair Market Value of one or more shares of Company Stock as of a date in the future (a “Deferred Stock Unit”), as the Committee may determine. Delivery of the Company Stock or payment of the applicable cash amount, as the case may be, will take place at such time or times, and on such terms and conditions, as the Committee may determine, as set forth in the Grant Instrument. The Committee may provide at the time of the grant of a Deferred Stock Unit that the stock to be delivered will be Restricted Stock pursuant to Section 7.1. The time of delivery of the Company Stock or payment of the applicable cash amount will automatically accelerate to the date of a Change of Control or Ownership.

7.2.2    Grantees of Deferred Stock Units shall have no voting rights with respect to shares of Company Stock underlying the Deferred Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger and, until such time, may not sell, assign, transfer, pledge or otherwise dispose of Deferred Stock Units or the underlying shares of Company Stock.

7.2.3    Unless other provided by the Committee, shares of Company Stock underlying Deferred Stock Units, as well as any dividend equivalent shares accrued pursuant to this Section 7.2.3 shall, until paid or distributed to a Grantee, accrue dividend equivalent shares, which shall be credited as of the applicable dividend payment

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date. Unless otherwise provided by the Committee, shares of Company Stock shall be issued or payment in cash of the Fair Market Value thereof shall be made in payment and satisfaction of dividend equivalent shares on the date when the Deferred Stock Units as to which such dividend equivalent shares are accrued are paid or shares of Company Stock are distributed in satisfaction thereof.

7.3    Tax Withholdings. Delivery of Company Stock pursuant to this Article 7 shall be subject to withholding of applicable taxes in accordance with Article 15.

Article 8.    Performance Shares

8.1    Grant. The Committee may grant Performance Shares to such participants as it may select in its sole discretion, on such terms and conditions as the Committee shall determine, in its discretion, as expressly set forth in, or as required by, this Plan and the Grant Instrument.

8.2    Performance Goals. The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares that will be delivered to the Recipient at the end of the Performance Period. The Performance Goals shall be set at threshold, target and maximum performance levels, with the number of Performance Shares to be delivered tied to the degree of attainment of the various performance levels under the various Performance Goals during the Performance Period. No payment shall be made with respect to a Performance Share if the threshold performance level is not attained.

8.3    Beneficial Ownership. The Grantee of any Performance Shares shall not have any beneficial ownership in any Performance Shares subject to such Grant or any shares of Company Stock underlying such Performance Shares unless and until such shares are reflected as issued and outstanding on the Company’s stock ledger and, until such time, may not sell, assign, transfer, pledge or otherwise dispose of Performance Shares or any shares underlying Performance Shares.

8.4    Determination of Achievement of Performance Goals. The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.

8.5    Payment of Performance Shares. After the applicable Performance Period has ended, the Grantee of Performance Shares shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Grant of Performance Shares. Unless deferred in accordance with Section 8.9, Performance Shares shall be settled as soon as practicable after the Committee determines and certifies the degree of attainment of Performance Goals for the Performance Period. The Committee shall have the discretion and authority to make adjustments to any Grant of Performance Shares in circumstances where, during the Performance Period: (a) a Grantee leaves the Company or any subsidiary and is subsequently rehired; (b) a Grantee transfers between positions with different Performance Goals; (c) a Grantee transfers to a position not eligible to participate in the Grant; (d) a Grantee becomes eligible, or ceases to be eligible, for another incentive offered by the Company or any subsidiary; (e) a Grantee is on a leave of absence; and (f) similar circumstances deemed appropriate by the Committee, consistent with the purpose and terms of this Plan, provided, however, that the Company shall not be authorized to increase the amount of any Grant of Performance Shares to a Covered Employee that would otherwise be payable if the amount was intended to be a Qualified Performance Based Award.

8.6    Payments to Recipients. Subject to the terms and conditions of the Grant Instrument, payment to a Grantee with respect to a Grant of Performance Shares may be made (a) in shares of Company Stock, (b) in cash in an amount equal to the Performance Shares’ Fair Market Value on the date the Performance Shares are settled, or (c) any combination of cash and shares of Company Stock, as the Committee shall determine at any time in its sole discretion.

8.7    Limitation of Rights. A Grantee of a Grant of Performance Shares is not entitled to any rights as a holder of shares of Company Stock underlying Performance Shares (e.g. voting rights and dividend rights), prior to the receipt of such shares pursuant to the Plan. No dividend equivalent shares will be accrued with respect to Performance Shares.

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8.8    Withholding. The Company may withhold in accordance with Article 15 any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Shares.

8.9    Deferral of Delivery of Shares or Payout. At the time of a Grant of Performance Shares (or at such earlier or later time as the Committee determines to be appropriate in light of Code Section 409A) the Committee may permit the Grantee to elect to defer delivery of the shares of Company Stock underlying the Performance Shares, or payment of cash with respect to such Performance Shares, in accordance with such rules and procedures established by the Committee. Such rules and procedures shall take into account potential tax treatment under Code Section 409A.

8.10    Definitions. For purposes of the Plan, the following terms shall have the indicated meanings:

“Covered Employee” has the meaning set forth in Code Section 162(m)(3).

“Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of the Company, of any subsidiary, or a division or unit thereof, or of an individual Grantee, or groups of Grantees, using one or more of the Performance Measures selected by the Committee. Separate Performance Goals may be established by the Committee for the Company or a subsidiary, or division or unit thereof, or an individual or groups of individuals, and different Performance Measures may be given different weights. The Performance Goals shall include one or more threshold Performance Goals under which no portion of the Performance Shares shall become vested, be transferred, retained, or the value of which is to be paid as provided by this Plan and the Grant Instrument, if the threshold goals or goals are not achieved.

“Performance Measures” means one or more of the following criteria, on which Performance Goals may be based, each a “Performance Measure”: (a) return on equity, (b) return on assets, (c) revenues, (d) net income, (e) earnings per share, (f) net operating profit, (g) non-interest income growth, (h) economic profit, (i) loan growth, (j) deposit growth, (k) stockholder value added or economic value added, (l) stock price or total stockholder return, (m) return on investment, (n) non-interest income to total revenue ratio, (o) net interest margin, (p) net charge-off ratio, (q) reserve coverage of non-performing loans, (r) market share, (s) productivity ratios, (t) regulatory compliance, (u) satisfactory internal or external audits, (v) capital and expense management, (w) achievement of risk management objectives, (x) efficiency ratio, (y) the ratio of non-performing assets to total assets and (z) the ratio of non-performing loans to total loans. Performance Measures may be applied on a pre-tax or post-tax basis, and be based upon the performance of the Company, of any subsidiary, or a division or unit thereof, or of an individual Grantee or groups of Grantees.    Performance Measures may be applied on an absolute basis or in relation to a peer comparison group or index. The Committee may, at time of grant, in the case of a Grant intended to be a Qualified Performance Based Award and in the case of other Grants, at any time, provide that the Performance Goals for such Grant may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual nonrecurring gain or loss.

“Performance Period” means that period established by the Committee during which the attainment of Performance Goals specified by the Company with respect to a Grant of Performance Shares is to be measured. A Performance Period may be a 12-month period or a longer or shorter period.

“Performance Share” means the right to receive a share of Company Stock or the Fair Market Value of a share of Company Stock, as the case may be, upon attainment of specified Performance Goals.

“Qualified Performance Based Award” means a Grant to a Covered Employee which is intended to provide “qualified performance-based compensation” within the meaning of Code Section 162(m). For any Performance Period for which a Grant is intended to be a Qualified Performance Based Award, Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date 25% of the Performance Period has elapsed.

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2023 STOCK INCENTIVE PLAN

Article 9.    Minimum Vesting for Full-Value Awards

9.1    Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any “full-value” award (generally defined as an award, other than an Option or SAR, that is valued on the basis of Company Stock) granted under the Plan to an Employee will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregoing cash compensation. Notwithstanding the foregoing, the Compensation Committee may permit acceleration of vesting of such awards in the event of the Grantee’s death, Disability or Retirement, or upon a Change of Control or Ownership.

Article 10.    Transferability of Grants

10.1    Limitation. During a Grantee’s lifetime, only the Grantee may exercise rights under a Grant and Grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion.

10.2    Successor Grantee. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. A successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

Article 11.    Change of Control or Ownership of the Company

11.1    Change of Control or Ownership. As used herein, a “Change of Control or Ownership” shall be deemed to have occurred if:

(a)    any one person, or more than one person acting as a group (as determined in 26 CFR 1.409A-3(i)(5)(v)(B)), acquires ownership of Company Stock that, taken together with stock held by such person or group, constitutes more than 50% of the total voting power or total Fair Market Value of Company Stock then outstanding;

(b)    (i) any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the twelve-month period ending on the most recent acquisition by such person or group) ownership of Company Stock possessing 30% or more of the total voting power of Company Stock or (ii) a majority of the Company’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors prior to the date of election; or

(c)    any one person, or more than one person acting as a group (as determined under 26 CFR 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

The existence of any of the foregoing events shall be determined based on objective standards and in complete accordance with the requirements of Code Section 409A and 26 CFR 1.409A-3(i)(5) so that any accelerated distribution resulting from a Change in Control or Ownership does not result in a violation of Code Section 409A.

11.2    Business Combination Transaction. Any agreement to which the Company or any of its subsidiaries is a party which provides for any merger, consolidation, share exchange, or similar transaction of the Company with or into another corporation or other association whereby the Company is not to be the surviving or parent corporation shall provide, without limitation, for the assumption of any outstanding Grants by the surviving corporation or association or its parent and all outstanding Grants shall be subject to such agreement. In any case where Grants are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the purchase or exercise price(s) shall be made.

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2023 STOCK INCENTIVE PLAN

Article 12.    Amendment and Termination of the Plan

12.1    Amendment. The Board may amend, suspend or terminate the Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board deems advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any stock listing requirement.

12.2    Termination of Plan. The Plan shall terminate on May 9, 2033, unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

12.3    Termination and Amendment of Outstanding Grants. A termination, suspension or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 16.2 hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18.2 hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

12.4    Plan Provisions Binding. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns. In the event of any conflict between the Plan and any Grant Instrument, the Plan shall control.

Article 13.    Funding of the Plan

13.1    Unfunded Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

Article 14.    Rights of Participants

14.1    No Right to Grant. Nothing in this Plan shall entitle any Grantee or other person to any claim or right to receive a Grant under the Plan.

14.2    No Right to Employment or Retention. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any subsidiary of the Company or any other employment or retention rights.

14.3    No Restriction on Company. Nothing contained in the Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company or any subsidiary of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.

Article 15.    Withholding of Taxes

15.1    Right to Withhold. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Company Stock acquired pursuant to exercise of an Incentive Stock Option.

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2023 STOCK INCENTIVE PLAN

15.2    Withholding Rules and Procedures. The Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of Stock to which the Grantee would otherwise be entitled pursuant to a Grant or by the Grantee’s delivery of previously owned shares of Company Stock or other property.

Article 16.    Requirements for Issuance of Shares

16.1    Compliance with Law. The obligations of the Company to offer, sell, issue, deliver or transfer Company Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Company. The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with. Certificates for shares of Company Stock issued hereunder may be legended as the Committee shall deem appropriate.

16.2    Restrictions on Grants. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions.

16.3    Share Certificates. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

16.4    No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Article 17.    Forfeiture

17.1    Misconduct. Notwithstanding anything to the contrary in the Plan, if the Committee finds, after consideration of the facts presented on behalf of the Company and the involved Grantee, that the Grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the Grantee’s employment by or service with the Company or any subsidiary, or that the Grantee has disclosed trade secrets of the Company or its affiliates, or that the Grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Committee, then the Grantee shall forfeit all rights under and to all unexercised Grants, and under and to all Grants to the Grantee with respect to which the Company has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Grants and rights shall be automatically canceled.

17.2    Finality of Committee Decision. The decision of the Committee as to the cause of the Grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the Grantee’s discharge by the Company of subsidiary for any other purposes. The preceding provisions of this Section 17 shall not apply to any Incentive Stock Option to the extent such application would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of he Code.

Article 18.    Miscellaneous

18.1    Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or

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2023 STOCK INCENTIVE PLAN

liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

18.2    Section 16 Limitations. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee, as it deems advisable, may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

18.3    Ownership of Stock. A Grantee or successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company.

18.4    Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.5    Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

18.6    Code Section 409A. Grants are intended to be exempt from the definition of “nonqualified deferred compensation” within the meaning of Code Section 409A, and this Plan and Grants made hereunder shall be interpreted accordingly; provided that to the extent any Grant or payment under this Plan or under any Grant constitutes “nonqualified deferred compensation,” then this Plan and the Grant are intended to comply with Code Section 409A and shall be interpreted accordingly.

18.7    Clawback Policy. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

Article 19.    Effective Date of the Plan

19.1    The Plan shall be effective as of the date of the approval of the Plan by the Company’s shareholders.

2023 PROXY STATEMENT	A-13

MID PENN BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose. This Mid Penn Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of shares of Common Stock, thereby facilitating an ownership culture in which participants have the opportunity to participate in the value created by the Company, as well as serving as a means to retain persons who may be expected to make important contributions to the Company. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2.    Definitions.

“Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, par value $1.00 per share.

“Company” means Mid Penn Bancorp, Inc., a Pennsylvania corporation, including any successor thereto.

“Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based award.

“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

“Custodian” means Computershare or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19.11 hereof.

“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

“Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least six (6) months; and (ii) is customarily employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

2023 PROXY STATEMENT	B-1

EMPLOYEE STOCK PURCHASE PLAN

“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

“Offering or Offering Period” means a period of three (3) months beginning each January 1st, April 1st, July 1st and October 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

“Participant” means an Eligible Employee who is actively participating in the Plan.

“Participating Subsidiaries” means Mid Penn Bank and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

“Plan” means this Mid Penn Bancorp, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

“Purchase Date” means the last Trading Day of each Offering Period.

“Purchase Price” means an amount, as determined by the Committee, equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

3.    Administration. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

4.    Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

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EMPLOYEE STOCK PURCHASE PLAN

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5.    Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be three (3) months in duration, with new Offering Periods commencing on or about January 1, April 1, July 1 and October 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.

6.    Participation.

6.1    Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least one percent (1%), but not more than twenty percent (20%) of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2    Election Changes. A Participant may discontinue his or her payroll deductions once during an Offering Period by filing a new Enrollment Form at least fifteen (15) days prior to the beginning of any month; however, a Participant may not decrease or increase his or her rate of payroll deductions during an Offering Period. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days (15) before the start of the next Offering Period. If a Participant elects to discontinue his or her payroll deductions during an Offering Period, but does not elect to withdraw from the Plan pursuant to Section 10 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Purchase Date.

6.3    Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

7.    Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than one thousand (1,000) shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Sections 4 and 13 of the Plan).

8.    Exercise of Option/Purchase of Shares; Dividend Reinvestment. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased, but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be

2023 PROXY STATEMENT	B-3

EMPLOYEE STOCK PURCHASE PLAN

aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11. All shares of Common Stock purchased through the Plan will be automatically enrolled in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP”). As a result, any cash dividends that may be declared on shares purchased hereunder will be reinvested by the Custodian in additional shares of Common Stock for the Participant in accordance with the terms of the DRP, and such purchases will be subject to the terms and conditions of the DRP.

9.    Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Custodian and may require that the shares of Common Stock be retained with such Custodian for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10.    Withdrawal.

10.1    Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

10.2    Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11.    Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty (30) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty (30) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12.    Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13.    Shares Reserved for Plan.

13.1    Number of Shares. A total of five hundred thousand (500,000) shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

13.2    Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company

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EMPLOYEE STOCK PURCHASE PLAN

shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14.    Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

15.    Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16.    Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17.    Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.

18.    Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

18.1    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

18.2    Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3    Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

2023 PROXY STATEMENT	B-5

EMPLOYEE STOCK PURCHASE PLAN

19.    General Provisions.

19.1    Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

19.2    No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

19.3    Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

19.4    Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

19.5    Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

19.6    Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

19.7    Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two (2) years after the Offering Date or within one (1) year after the Purchase Date.

19.8    Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten (10) years.

19.9    Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10    Applicable Law. The laws of the Commonwealth of Pennsylvania shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

19.11    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

19.12    Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

19.13    Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

19.14    Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15    Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

B-6

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/MPB
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote
PHONE Call 1-866-883-0222
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
VIRTUAL MEETING

The annual meeting will be held virtually via live webcast. To attend and vote at the annual meeting, all shareholders of record must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on May 8, 2023.

Mid Penn Bancorp, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of March 01, 2023

TIME:	Tuesday, May 9, 2023 10:00 AM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/MPB for more details and to register.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Roberta A. Hoffman, Scott W. Micklewright, and Edward P. Williams (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mid Penn Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.proxydocs.com/MPB

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Mid Penn Bancorp, Inc.

Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

 FOR ON PROPOSALS 1, 2, 3, 4 AND 5

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors:
		FOR	WITHHOLD
	1.01 Robert C. Grubic	☐	☐		FOR

	1.02 Brian A. Hudson, Sr.	☐	☐		FOR

	1.03 John E. Noone	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	An advisory vote to approve the compensation of the Corporation’s named executive officers.	☐	☐	☐	FOR

3.	To approve the Corporation’s 2023 Stock Incentive Plan.	☐	☐	☐	FOR

4.	To approve the Corporation’s 2023 Employee Stock Purchase Plan.	☐	☐	☐	FOR

5.	To ratify the appointment of RSM US LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐	FOR

The annual meeting will be held virtually via live webcast. To attend and vote at the annual meeting, all shareholders of record must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on May 8, 2023.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. Join owners should each sign. Trustees, administrators, attorneys, executors, custodians, guardians or corporate officers should include full title and authority.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date